LIMITED LIABILITY COMPANY AGREEMENT OF TRC‑MRC 1, LLC
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET SEQ., AS AMENDED (THE "FEDERAL ACT"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE DELAWARE SECURITIES ACT, THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE "STATE ACTS"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

ARTICLE I	FORMATION	1
1.01	Formation	1
1.02	Names and Addresses	1
1.03	Nature of Business	1
1.04	Term of Company	2
ARTICLE II	MANAGEMENT OF THE COMPANY	2
2.01	Formation of Executive Committee	2
2.02	Committee Procedures	3
2.03	Administrative Member	5
2.04	Approval of Major Decisions	6
2.05	Consents and Approvals	9
2.06	Pre-Development Budget	10
2.07	Approved Business Plan	10
2.08	Development and Construction of Improvements	11
2.09	Operating Budget	12
2.1	Construction Contract	12
2.11	Development and Construction Management Services	13
2.12	Master Developer Work	13
2.13	Marketing and Leasing Management	14
2.14	Property Management	14
2.15	Authority with Respect to the Affiliate Agreements	15
2.16	Election, Resignation, Removal of the Administrative Member	15
2.17	Officers	17
2.18	Treatment of Payments	17
2.19	Reimbursement and Fees	18
2.2	Insurance	18
ARTICLE III	MEMBERS' CONTRIBUTIONS TO COMPANY	18
3.01	Initial Contributions of the Members	18
3.02	Additional Capital Contributions	20
3.03	Remedy for Failure to Contribute Capital	20
3.04	Financing	24
3.05	Agreement to Provide Guarantees and Indemnification	24
3.06	Capital Contributions in General	26
ARTICLE IV	ALLOCATION OF PROFITS AND LOSSES	26
4.01	Net Losses	26
4.02	Net Profits	26
4.03	Special Allocations	26
4.04	Curative Allocations	27
4.05	Differing Tax Basis; Tax Allocation	27
ARTICLE V	DISTRIBUTION OF CASH FLOW	28
5.01	Cash Flow	28
5.02	Limitations on Distributions	28
5.03	Withholding	28
5.04	In-Kind Distribution	28
ARTICLE VI	RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS	28
6.01	Limitations on Transfer	28

6.02	Permitted Transfers	29
6.03	Admission of Substituted Members	31
6.04	Election; Allocations between Transferor and Transferee	31
6.05	Partition	31
6.06	Waiver of Withdrawal and Purchase Rights	31
6.07	No Appraisal Rights	32
6.08	Foreclosure of Interest	32
ARTICLE VII	MEMBER DEFAULT	32
7.01	Default Events	32
7.02	Rights Arising From a Default Event	34
7.03	Determination of Defaulting Member's Purchase Price	34
7.04	Non-Defaulting Members' Option	36
7.05	Closing Adjustments	36
7.06	Closing of Purchase and Sale	36
7.07	Representations and Warranties	36
7.08	Payment of Defaulting Member's Purchase Price	37
7.09	Repayment of Default Loans	37
7.1	Release and Indemnity	37
7.11	Withdrawal of the Defaulting Member	38
7.12	Distribution of Reserves	38
ARTICLE VIII	ELECTIVE BUY/SELL AGREEMENT	38
8.01	Buy/Sell Election	38
8.02	Determination of the Purchase Price	39
8.03	Non-Electing Member's Option	39
8.04	Deposit	39
8.05	Closing Adjustments	40
8.06	Closing of Purchase and Sale	41
8.07	Representations and Warranties	41
8.08	Repayment of Default Loans	41
8.09	Release and Indemnity	42
8.1	Interim Event of Default	42
8.11	Application of Provisions	43
ARTICLE IX	REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER MATTERS	43
9.01	Tejon Representations	43
9.02	Majestic Representations	45
9.03	Brokerage Fee Representation and Indemnity	47
9.04	Investment Representations	47
9.05	Indemnification Obligations	48
9.06	Survival of Representations, Warranties and Covenants	48
ARTICLE X	LIABILITY, EXCULPATION, RESTRICTIONS ON COMPETITION, FIDUCIARY DUTIES AND INDEMNIFICATION	49
10.01	Liability for Company Claims	49
10.02	Exculpation, Indemnity and Reliance on Information	49
10.03	Limitation on Liability	50
10.04	Activities of the Members and Their Affiliates	51
10.05	Restrictions on Competition	51
10.06	Fiduciary Duties	52

10.07	Non-Exclusivity of Rights	53
10.08	Amendment or Repeal	53
10.09	Insurance	53
ARTICLE XI	BOOKS AND RECORDS	53
11.01	Books of Account and Bank Accounts	53
11.02	Tax Returns	54
ARTICLE XII	DISSOLUTION AND WINDING UP OF THE COMPANY	55
12.01	Events Causing Dissolution of the Company	55
12.02	Winding Up of the Company	56
12.03	Distribution of Assets Upon Early Dissolution Events	57
12.04	Negative Capital Account Restoration	57
ARTICLE XIII	MISCELLANEOUS	57
13.01	Amendments	57
13.02	Waiver of Conflict Interest	58
13.03	Partnership Intended Solely for Tax Purposes	58
13.04	Notices	58
13.05	Construction of Agreement	59
13.06	Counterparts	59
13.07	Attorneys' Fees	59
13.08	Approval Standard	60
13.09	Further Acts	60
13.1	Preservation of Intent	60
13.11	Waiver	60
13.12	Entire Agreement	60
13.13	Choice of Law	61
13.14	No Third-Party Beneficiaries	61
13.15	Successors and Assigns	61
13.16	No Usury	61
13.17	Venue	61
13.18	Dispute Resolution	62
13.19	Timing	64
13.2	Remedies for Breach of this Agreement	65
13.21	Survivability of Representations and Warranties	65
13.22	Reasonableness of Rights and Remedies	65
13.23	Force Majeure	65
ARTICLE XIV	DEFINITIONS	66
14.01	Accountant's Notice	66
14.02	Accounting Firm	66
14.03	Actual Knowledge of Majestic	66
14.04	Actual Knowledge of Tejon	66
14.05	Adjusted Accountant's Notice	66
14.06	Adjusted Capital Account	66
14.07	Adjusted Price Determination Notice	67
14.08	Administrative Member	67
14.09	Affiliate	67
14.1	Affiliate Agreements	67

14.11	Affiliated Member	67
14.12	Affiliated Parties	67
14.13	Agreed Value	67
14.14	Agreement	67
14.15	Applicable Construction Costs	67
14.16	Appraised Value	67
14.17	Approved Business Plan	67
14.18	Arbitration Notice	68
14.19	Book Basis	68
14.2	Brown	68
14.21	Business Day	68
14.22	Business Plan Period	68
14.23	California Act	68
14.24	Capital Account	68
14.25	Capital Call Notice	69
14.26	Cash Flow	69
14.27	Certificates	69
14.28	Code	69
14.29	Commerce	69
14.3	Company	69
14.31	Competing Member	69
14.32	Construction Contract	69
14.33	Construction Loan	69
14.34	Consultants	70
14.35	Contributing Member	70
14.36	Contributing Party	70
14.37	Contribution Agreement	70
14.38	Contribution Date	70
14.39	Covered Persons	70
14.4	Default Events	70
14.41	Default Loan	71
14.42	Default Notice	71
14.43	Defaulting Member	71
14.44	Defaulting Member's Purchase Price	71
14.45	Delaware Act	71
14.46	Delinquent Contribution	71
14.47	Deposit	71
14.48	Design-Builder	71
14.49	Development Budget	71
14.5	Development Fee	71
14.51	Development Plan	71
14.52	Dilution Percentage	71
14.53	Effective Date	72
14.54	Electing Member	72
14.55	Election Notice	72
14.56	Enforceability Exceptions	72

14.57	Executive Committee	72
14.58	FAA	72
14.59	Fiscal Year	72
14.6	Force Majeure Delay	72
14.61	Gross Asset Value	72
14.62	Guarantor(s)	73
14.63	Hypothetical Distribution	73
14.64	Impasse Event	73
14.65	Improvements	73
14.66	Interest	73
14.67	JAMS	73
14.68	Just Cause Event	73
14.69	Lender(s)	74
14.7	Liquidation	74
14.71	Loans	74
14.72	Lockout Date	74
14.73	Losses	74
14.74	Lyda	74
14.75	Majestic	74
14.76	Majestic Group	74
14.77	Major Decisions	74
14.78	Marketing Plan	74
14.79	Master Developer Work	74
14.8	McMahon	75
14.81	Member(s)	75
14.82	MRC	75
14.83	Net Profits and Net Losses	75
14.84	Non-Competing Member	75
14.85	Non-Contributing Member	75
14.86	Non-Contributing Party	75
14.87	Non-Defaulting Member	75
14.88	Non-Electing Member	75
14.89	Nonrecourse Documents	76
14.9	Nonrecourse Parties	76
14.91	Obligated Member	76
14.92	OFAC	76
14.93	Officers	76
14.94	Operating Budget	76
14.95	Partially Adjusted Capital Account	76
14.96	Percentage Interest	76
14.97	Permanent Loan	76
14.98	Permitted Transferees	76
14.99	Person	77
14.1	Pre-Development Budget	77
14.101	Price Determination Notice	77
14.102	Pro Rata Share	77

14.103	Project	77
14.104	Project Stabilization Date	77
14.105	Property	77
14.106	Property Management Fee	77
14.107	Purchase Notice	77
14.108	Purchase Price	77
14.109	Quorum	77
14.11	Real Estate Assets	78
14.111	Recourse Documents	78
14.112	Regulatory Allocations	78
14.113	Removal Notice	78
14.114	Representative(s)	78
14.115	Response Period	78
14.116	Roski	78
14.117	Roski Family	78
14.118	Rules	78
14.119	Securities Acts	78
14.12	Shortfall	78
14.121	Stated Value	78
14.122	Substantial Completion Date	79
14.123	Target Capital Account	79
14.124	Tejon	79
14.125	Tejon Group	79
14.126	Transfer	79
14.127	Transfer Date	79
14.128	Treasury Regulation	79
14.129	Unreturned Contribution Account	79
EXHIBITS

Exhibit "A"	Names, Addresses, Percentage Interests and Initial Cash Contributions of the Members

Exhibit "B"	Legal Description of the Property

Exhibit "C"	Pre-Development Budget

Exhibit "D"	Contribution Agreement

Exhibit "E"	Construction Contract

Exhibit "F"	List of Pre-Approved Consultants

Exhibit "G"	Master Developer Work

Exhibit "H"	Right of First Refusal

LIMITED LIABILITY COMPANY AGREEMENT OF TRC‑MRC 1, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF TRC‑MRC 1, LLC, is entered into effective as of September 19, 2016 (the "Effective Date"), by and between TEJON INDUSTRIAL CORP., a California corporation ("Tejon"), and MAJESTIC TEJON I, LLC, a Delaware limited liability company ("Majestic"). The capitalized terms used herein shall have the respective meanings assigned to such terms in Article XIV.

ARTICLE I
FORMATION
1.01    Formation
The Members hereby form a Delaware limited liability company pursuant to the provisions of the Delaware Act and this Agreement. In connection therewith, the Administrative Member, as an authorized person of the Company, shall execute (i) a Certificate of Formation for the Company in accordance with the Delaware Act, which shall be duly filed with the Office of the Delaware Secretary of State, and (ii) a Limited Liability Company Application for Registration (Form LLC‑5), which shall be duly filed with the Office of the California Secretary of State. The Administrative Member shall also execute, acknowledge and/or verify such other documents and/or instruments as may be necessary and/or appropriate to form the Company under the Delaware Act, to continue its existence in accordance with the provisions of the Delaware Act and/or to register, qualify to do business and/or operate its business in California as a foreign limited liability company in accordance with the provisions of the California Act.

1.02    Names and Addresses
The name of the Company is "TRC‑MRC 1, LLC." The registered office of the Company in the State of Delaware shall be at 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name and address of the registered agent for the Company in the State of Delaware shall be National Corporate Research, Ltd., 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name and address of the registered agent for the Company in the State of California shall be Michael Durham, c/o Majestic Realty Co., 13191 Crossroads Parkway North, 6th Floor, City of Industry, California 91746-3497. The principal office of the Company shall be at 13191 Crossroads Parkway North, 6th Floor, City of Industry, California 91746-3497. The names and addresses of the Members are set forth on Exhibit "A" attached hereto.

1.03    Nature of Business
The express, limited and only purposes for which the Company is to exist are (i) to acquire that certain real property consisting of approximately twenty-five and 61/100ths (25.61) net acres (28.01 gross acres) of land located within the Tejon Ranch Commerce Center in the County of Kern, State of California, and described more particularly on Exhibit "B" attached hereto (the "Property"), (ii) to develop and construct upon the Property an approximately four hundred eighty thousand four hundred eighty (480,480) square foot industrial building, together with parking and any and all related on-site and off-site

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improvements appurtenant thereto (collectively, the "Improvements"), (iii) to own, lease, maintain, manage, finance, refinance, hold for long-term investment, market, sell, exchange, transfer and otherwise realize the economic benefit from the Property and the Improvements (collectively, the "Project"), and (iv) to conduct such other activities with respect to the Project as are necessary and/or appropriate to carrying out the foregoing purposes and to do all things incidental to or in furtherance of the above enumerated purposes.
In furtherance of the foregoing terms of this Section 1.03, the following actions shall be taken: Upon the execution and delivery of this Agreement, each Member shall make the contribution to the capital of the Company provided for in Section 3.01(a). Such contributions shall be applied (A) to reimburse each Member (and its Affiliates), and/or (B) to pay directly the costs and expenses incurred by the Company that are set forth in the Pre-Development Budget (as defined in Section 2.06). Any third-party reports, studies or other work product paid for, or reimbursed by, the Company shall be the property of the Company (regardless of whether such reports, studies or other work product was prepared prior to the formation of the Company). If the Executive Committee approves the business plan for the first Business Plan Period pursuant to Section 2.07, then Tejon shall contribute the Property to the Company within three (3) Business Days following such approval in accordance with the terms of Section 3.01(b)(i) and Majestic shall make the cash contribution to the capital of the Company provided for in Section 3.01(b)(ii).

1.04    Term of Company
The term of the Company shall commence on the date the Certificate of Formation for the Company is filed with the Office of the Delaware Secretary of State, and shall continue in perpetuity, unless dissolved sooner pursuant to Article XII unless extended by the Executive Committee. The existence of the Company as a separate legal entity shall continue until the cancellation of the Company's Certificate of Formation.

ARTICLE II
MANAGEMENT OF THE COMPANY

2.01    Formation of Executive Committee

(a)        Executive Committee Matters. Any matter requiring the consent or approval of the Members under this Agreement shall be made by the Members acting through an executive committee (the "Executive Committee") in accordance with the provisions of this Section 2.01 and Section 2.02. The Executive Committee shall also be responsible for establishing the policies and procedures to be followed by the Administrative Member.
(b)    Composition of the Executive Committee. The Executive Committee shall be composed of four (4) representatives (individually, a "Representative" and collectively, the "Representatives"). Each Member shall appoint two (2) Representatives to the Executive Committee. Tejon hereby appoints Allen Lyda ("Lyda") and Hugh McMahon ("McMahon") as its initial Representatives. Majestic hereby appoints Brett Tremaine and Thomas Simmons as its initial Representatives. If the initial or replacement Representative of any Member ceases to serve, then such Member shall replace its Representative with a new Representative. Any replacement Representative appointed by a Member pursuant to the preceding

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sentence shall be subject to the approval of the other Member, which approval shall not be unreasonably withheld, conditioned or delayed. The authorized number of Representatives on the Executive Committee may be increased or decreased only with the prior written approval of both Members.

2.02    Committee Procedures

(a)        Quorum. A "Quorum" for the Executive Committee shall be the presence of at least one (1) Representative of each Member. In the absence of a Quorum, the Representative(s) of the Executive Committee so present may adjourn the meeting until a Quorum is present. The Executive Committee shall meet at least quarterly on a day designated by the Administrative Member. The Executive Committee shall hold such other regularly scheduled meetings as are determined by the Administrative Member. Meetings shall be held on a Business Day at the principal executive office of the Company during normal business hours, unless otherwise agreed to by the Executive Committee. Notice of any regularly scheduled meeting of the Executive Committee shall be given by the Administrative Member to all of the Representatives no fewer than ten (10) days and no more than thirty (30) days prior to the date of any such meeting. Any Representative may participate telephonically in any regular meeting of the Executive Committee. The attendance of a Representative of the Executive Committee at a regularly scheduled meeting of the Executive Committee (either in person or telephonically) shall constitute a waiver of notice of such meeting, except where a Representative of the Executive Committee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called or convened. Minutes of the Executive Committee shall not be required to be prepared or maintained. Resolutions of the Executive Committee, when signed by a Quorum present at the applicable meeting, shall be binding and conclusive evidence of the decisions reflected therein and any authorization granted thereby.

(b)    Decisions of the Executive Committee. Subject to Section 2.02(f), all decisions and actions of the Executive Committee shall require the affirmative vote of (i) a majority of the Representatives present at such meeting, and (ii) at least one (1) Representative appointed by each Member at a meeting at which a Quorum is present.

(c)        Special Meetings. Special meetings of the Executive Committee may be called by or at the request of any Representative and shall be held on a Business Day at the principal executive office of the Company. Notice of any such special meeting of the Executive Committee shall be given by the calling Representative specifying the time of the meeting to all of the other Representatives no fewer than two (2) Business Days and no more than ten (10) days prior to the date of such meeting. Any Representative may participate telephonically in any special meeting of the Executive Committee. The attendance of a Representative of the Executive Committee at a special meeting of the Executive Committee (either in person or telephonically) shall constitute a waiver of notice of such meeting, except where a Representative of the Executive Committee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called or convened. The business to be transacted at, and the purpose of, any special meeting of the Executive Committee need not be specified in the notice or

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waiver of notice of such meeting. Notice of any special meeting may be waived by each Representative of the Executive Committee.

(d)    Telephonic Participation. Representatives of the Executive Committee may participate in any meetings of the Executive Committee telephonically or through other similar communications equipment provided that all of the Representatives participating in such meeting can hear each another. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.

(e)        Transaction of Business. Provided that notice of a meeting has been given in the manner set forth herein, a Quorum shall be entitled to transact business at any meeting of the Executive Committee.

(f)        Actions Without Meetings. Any decision or action required or permitted to be taken at a meeting of the Executive Committee or any other decision or action that may be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by at least one (1) Representative of each Member, which shall have the same effect as an act taken at a properly called and constituted meeting with a Quorum of the Executive Committee at which all of the Representatives of the Executive Committee were present and voting.

(g)    Proxies. Each Representative may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after sixty (60) days from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Representative may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Administrative Member.

(h)    Limitations on Authority. None of the Members, Representatives or Officers, without the prior consent of the Executive Committee, may take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for (i) actions expressly authorized by this Agreement, and (ii) actions by any Member (or Representative or Officer) within the scope of such Member's (or Representative's or Officer's) authority granted under this Agreement.

(i)        Compensation. Except as otherwise approved by the Executive Committee, no Representative shall be entitled to receive any salary, remuneration or reimbursement from the Company for his or her services as a Representative.

(j)        Involvement of the Representatives. Each Member shall cause its Representatives to devote such time as is reasonably necessary to carry out its duties and obligations as a Representative of the Executive Committee.

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(a)        Resolving Deadlocks. If the Executive Committee is deadlocked on any Major Decision (as defined in Section 2.04), then the Representatives shall consult with one another in a good faith attempt to resolve such deadlock for a period of sixty (60) days (or such longer period as is unanimously agreed to by the Representatives). The failure of the Representatives to resolve any such impasse for any reason prior to the expiration of such sixty (60)-day period shall constitute an "Impasse Event" under this Agreement (so long as the deadlock that resulted in such impasse remains unresolved). Prior to the expiration of such sixty (60)-day period (or such longer period as is unanimously agreed to by the Representatives), neither Member may elect to commence the buy/sell procedure set forth in Article VIII as result of any deadlock on any Major Decision.

2.03    Administrative Member

The Members hereby initially designate Majestic as the "Administrative Member" of the Company. The Administrative Member shall serve as the Administrative Member, unless and until it resigns as provided in Section 2.16(b), is removed pursuant to Section 2.16(c) or ceases to be a member of the Company. The Administrative Member hereby agrees to use its commercially reasonable efforts to carry out the business and affairs of the Company and to devote such time to the Company as is necessary, in the reasonable discretion of the Administrative Member, for the efficient operation of the business and affairs of the Company. Subject to the terms of this Agreement (including Sections 2.04, 2.11, 2.12, 2.13 and 2.14, which assign certain obligations or decision-making authority to Tejon or the Executive Committee), the Administrative Member shall be responsible for (i) preparing and implementing each Approved Business Plan (including, without limitation, each Development Plan, Development Budget, Operating Budget and Marketing Plan contained therein), (ii) implementing the decisions of the Executive Committee, (iii) reporting to the Executive Committee as to the status of the business and affairs of the Company, (iv) managing, supervising, and conducting the day-to-day business and affairs of the Company, and (v) performing such other services delegated to the Administrative Member under this Agreement including, without limitation, (A) the development and construction management services delegated to the Administrative Member under Section 2.11, (B) the marketing and leasing management services delegated to the Administrative Member under Section 2.13, (C) the property management services delegated to the Administrative Member under Section 2.14, and (D) the reporting and accounting functions delegated to the Administrative Member under Article XI. The Administrative Member may not assign or delegate its duties or obligations under this Agreement without the prior written consent of the Executive Committee.

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2.04    Approval of Major Decisions

Notwithstanding any other provision contained in this Agreement, neither the Administrative Member nor the other Member may cause the Company to undertake, and the prior approval of the Executive Committee shall be required for, any and all of the following matters (collectively, the "Major Decisions"), unless and to the extent such matters have been specifically approved in the applicable Approved Business Plan:

(a)        Approved Business Plans. The approval of each business plan for the Company (and any material amendment, modification, revision or update thereof) including each Development Plan, Development Budget and Operating Budget contained therein;

(b)    Sale of Project. The sale, exchange, transfer or other disposition of all or any portion of the Project (exclusive of any lease of any portion of the Project);

(c)        Lease of the Project. The form and execution of any lease for all or any portion of the Project or any amendment, modification, extension or termination of any lease for all or any portion of the Project;

(d)    Financing. The procurement of any financing or refinancing (including, without limitation, any acquisition, development, construction, interim and long-term financing or refinancing in connection with the Project or the entering into of any modification, amendment or other agreement of any financing or refinancing;

(e)        Plans and Specifications. Except as previously approved in the Approved Business Plan, or any change order within the limits of Section 2.04(h), the approval of the plans and specifications for the Improvements (and any material amendment or material modification thereof);
(f)        Selection and Retention of Architect and Engineer. Except for Commerce Construction Co., L.P., a California limited partnership ("Commerce"), in its capacity as architect and structural engineer, the selection and/or retention by the Company of any other architect or structural engineer in connection with the construction of the Improvements and the terms of any contract entered into by and between the Company and any such architect or engineer including, without limitation, any contract entered into by the Company with Commerce (and any amendment, modification or termination of any contract entered into by the Company with any architect or engineer);

(g)    Construction Contract. The selection and/or retention by the Company of any general contractor (other than Commerce) and the execution or delivery by the Company of any construction contract and any amendment, modification or termination of any construction contract, but excluding any amendment or modification to the Construction Contract (as defined in Section 2.10) resulting from any change order previously approved under Section 2.04(h) below;

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(h)    Change Orders. The approval by the Company of any change order relating to the construction of the Improvements if (i) such change order would cause a material change in the quality of the Improvements, (ii) the cost of any such change order exceeds Twenty-Five Thousand Dollars ($25,000), or (iii) the aggregate cost of the change order under consideration, together with all prior change orders, exceeds One Hundred Thousand Dollars ($100,000);

(i)        Selection and Retention of Replacement Property Manager. The selection and/or retention by the Company of any property manager that will replace either the Administrative Member or Tejon as a property manager for the Project and the execution or delivery by the Company of any property management agreement with any such replacement property manager and any amendment, modification, extension or termination of any such property management agreement;

(j)        Selection and Retention of Attorneys. The selection and/or retention of any attorney by the Company;

(k)    Expenditures Outside of Budgets. The making of any expenditure by the Company that is not specifically included or contemplated under any Approved Business Plan for the Company, other than as permitted under Section 2.08 and/or Section 2.09;

(l)        Contracts with Affiliates. Except as provided in Sections 2.10, 2.11, 2.12, 2.13, 2.14 and 2.15, the entry into by the Company of any contract with or otherwise making any payment to any Member or any Affiliate of any Member and with respect to any such contract, the making of any material amendment, modification, extension and/or rescission thereof; the declaration of a default thereunder; the institution, settlement and/or compromise of a claim with respect thereto; the waiver of any rights of the Company against the other party(ies) thereto; or the consent to the assignment of any rights and/or the delegation of any duties by the other party(ies) thereto;

(m)    Material Agreements. Except as provided in the Approved Business Plan, the execution or delivery by the Company of any agreement obligating the Company to pay an amount of more than One Hundred Thousand Dollars ($100,000) and any amendment, modification, extension or termination of any such agreement, including, without limitation, any agreement providing for the payment of any commission, fee or other compensation payable in connection with the sale of all or any portion of the Project;
(n)    Rebuild. The election to rebuild all or any portion of the Project following a casualty in any case where the Company has the right to elect whether or not to rebuild under the applicable agreements to which the Company is a party;
(o)    Press Release. The making of any press release for any purpose relating to the Company or the Project;
(p)    Employees. The hiring of any employee by the Company;
(q)    Taxes and Accounting. The selection or changing of the Company's depreciation or other tax accounting methods or elections, changing the Fiscal Year or taxable year of the Company, or making

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any other material decisions with respect to the treatment of various transactions for accounting or tax purposes that may adversely affect the Members;
(r)        Confess Judgments. The confession of a judgment against the Company for an amount that exceeds Fifty Thousand Dollars ($50,000); the payment, compromise, settlement or other adjustment of any claims against the Company for an amount that exceeds Fifty Thousand Dollars ($50,000); or the commencement or settlement of any legal actions or proceedings brought by or against the Company if the amount in dispute with respect to such action or proceeding exceeds Fifty Thousand Dollars ($50,000);
(s)        Loans. The lending of any funds by the Company to any Member or any Affiliate thereof or to any third party, or the extension by the Company of credit to any Person on behalf of the Company;
(t)        Guaranty. The execution or delivery of any document or agreement that would cause the Company to become a surety, guarantor, endorser, or accommodation endorser for any Person, except to the extent such guaranty or endorsement is included in the then applicable Approved Business Plan;
(u)    Bankruptcy. Any of the following: (i) the filing of any voluntary petition in bankruptcy on behalf of the Company; (ii) the consenting to the filing of any involuntary petition in bankruptcy against the Company; (iii) the filing by the Company of any petition seeking, or consenting to, the reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency; (iv) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of the Company's property; (v) the making of any assignment by the Company for the benefit of creditors; (vi) the admission in writing of the Company's inability to pay its debts generally as they become due; or (vii) the taking of any action by the Company in furtherance of any such action;
(v)    Admission and Withdrawals. Except as permitted pursuant to Articles VI, VII and VIII, the admission or withdrawal of any Member into or from the Company;
(w)    Merger or Consolidation. The entry into by the Company of any merger, consolidation or other material corporate transaction;
(x)    Acquisition of Property. The acquisition of any property by the Company (other than the Property) and the terms and conditions for any such acquisition;
(y)    Purpose. The modification or change in the business purpose of the Company;
(z)        Amendments to the Agreement. Any amendment to this Agreement (other than amendment reflecting the admission or withdrawal of a Member in accordance with the provisions of Articles VI, VII or VIII);
(aa)    Engaging in Other Businesses. The engagement of the Company in any business or activity outside the scope of the Company's business set forth in this Agreement;
(bb)    Dissolution. Except as required by this Agreement, the dissolution or liquidation of the Company;
(cc)    Acts in Contravention. Any act in contravention of this Agreement; and
(dd)    Other Matters. Any other decision or matter described as a Major Decision in this Agreement.

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Without limiting the generality of the foregoing provisions of this Section 2.04, neither the Administrative Member nor the other Member shall undertake any action, expend any sum, make any decision, give any consent, approval or authorization or incur any obligation with respect to any of the foregoing Major Decisions, unless and until such matter has been approved by the Executive Committee (or such matter has been specifically approved in the then applicable Approved Business Plan). Each Representative of the Executive Committee may withhold its approval of any Major Decision in such Representative's sole and absolute discretion, except for the Major Decisions described in Sections 2.04(a), (c), (d), (e), (f), (h) and (i) (for which such approval shall not be unreasonably withheld, delayed or conditioned).
Notwithstanding anything to the contrary in this Agreement, either Member may, without prior approval of the Executive Committee, take any action reasonably necessary to protect life or property, in the event of an emergency where it is impractical to obtain such prior approval; provided that the Member taking the action shall use its best efforts to advise the Representatives as soon as possible of the nature of the emergency and the emergency actions taken.

2.05    Consents and Approvals
Either Member shall seek the approval of the Executive Committee with respect to any proposed matter set forth in Section 2.04 by delivering written notice to the Representatives describing such proposed action in sufficient detail so as to enable the Representatives to exercise an informed judgment with respect thereto. Such notice shall constitute a call for a special meeting of the Executive Committee as provided in Section 2.02(c) and shall specify a time for the meeting and shall be deemed a notice by the requesting Member's Representatives for purposes of Section 2.02(c). The Executive Committee shall then meet and either approve or disapprove the proposed action. The Representative(s) of the other Member shall set forth their reasons if they disapprove such action, or may approve the requested action without a meeting as provided in Section 2.02(f). If the Executive Committee fails to meet or otherwise approve the requested action (as provided herein) on or before the expiration of the Response Period, then it shall be conclusively presumed to have disapproved such action. The term "Response Period" means (i) if a response time is expressly set forth in this Agreement, then the period of time during which the Member is required to respond, or (ii) if no response time period is expressly set forth in this Agreement, then five (5) Business Days following the effective date of the written notice describing any proposed action requiring the consent or approval of such Member.

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2.06    Pre-Development Budget
The Members have approved a pre-development budget (the "Pre-Development Budget") for the Company, which is set forth on Exhibit "C" attached hereto. The Pre-Development Budget sets forth the pre-development costs and expenses incurred by the Members from and after March 23, 2016, through the Effective Date and the projected pre-development costs and expenses that will be incurred by the Company after the Effective Date. The pre-development costs and expenses include costs and expenses for the due diligence investigation and review of the Property and costs and expenses to obtain the approvals necessary to prepare the Development Plan and Development Budget. The Administrative Member shall not cause the Company to incur any costs or expenses in connection with the pre-development of the Project, unless such costs and expenses are set forth in the Pre-Development Budget (or the Executive Committee otherwise approves such costs or expenses in its sole and absolute discretion). In addition, no Member shall be reimbursed by the Company for any costs or expenses incurred in connection with the pre-development of the Project, except to the extent such costs and expenses are set forth in the Pre-Development Budget (or the Executive Committee otherwise approves such costs or expenses in its sole and absolute discretion).

2.07    Approved Business Plan
Within one hundred eighty (180) days following the execution and delivery of this Agreement, Majestic shall prepare and submit to the Executive Committee for its review and approval the annual business plan for the Company's first Business Plan Period. If Majestic does not deliver the annual business plan for the first Business Plan Period to the Executive Committee within such one hundred eighty (180)-day period, then Tejon shall have the right, in its sole and absolute discretion, at any time thereafter, to elect to dissolve the Company by delivering written notice of such election to the other Member in accordance with the terms of Section 12.01(a) (provided such right shall terminate if and when the Executive Committee approves the initial business plan for the Company). If Majestic timely delivers the annual business plan to the Executive Committee for the Company's first Business Plan Period, but the Executive Committee does not approve such business plan for any reason on or prior to the first anniversary of the Effective Date, then each Member shall have the right, in its sole and absolute discretion, at any time thereafter, to elect to dissolve the Company by delivering written notice of such election to the other Member in accordance with the terms of Section 12.01(b) (provided such right shall terminate if and when the Executive Committee approves the initial business plan). Within three (3) Business Days following the approval of the initial business plan, the Executive Committee and Tejon shall execute and deliver that certain Contribution Agreement and Joint Escrow Instructions in the form attached hereto as Exhibit "D" (the "Contribution Agreement").
On or before the Applicable ABP Date (as defined below), the Administrative Member shall submit a new annual business plan for each ensuing Business Plan Period to the Executive Committee for its review and approval. Each annual business plan shall include, without limitation, (i) a narrative description of the proposed objectives and goals for the Company, which shall include a description of any major transaction to be undertaken by the Company for such Business Plan Period (or other period); (ii) for the first Business Plan Period, a Development Plan and Development Budget as described in Section 2.08 for the Improvements; (iii) for the first Business Plan Period, the status of the construction of the Improvements; (iv) following the Project Stabilization Date (as reasonably determined by the

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Administrative Member), a revised Operating Budget, as more particularly described in Section 2.09 below; (v) a Marketing Plan as described in Section 2.13 for the Improvements; and (vi) such other items as are reasonably requested by either Member. The term "Applicable ABP Date" means (A) with respect to the Company’s second Business Plan Period, thirty (30) days after the start of such second Business Plan Period; (B) with respect to the Company’s third Business Plan Period, the later of (1) thirty (30) days after the start of the Company’s second Business Plan Period, or (2) ninety (90) days prior to the start of such third Business Plan Period; and (C) with respect to all subsequent Business Plan Periods, ninety (90) days prior to the start of each such Business Plan Period.
Each new annual business plan shall be subject to the review and approval of the Executive Committee. The annual business plan for the applicable Business Plan Period (or other period) that is approved by the Executive Committee is referred to as the "Approved Business Plan." The Company shall pay all reasonable third-party out-of-pocket costs incurred by either Member or directly by the Company in preparing each proposed annual business plan, including any costs of doing the investigations and obtaining necessary approvals for construction of the Improvements called for in the Development Plan to the extent set forth in the Pre-Development Budget, whether or not the annual business plan for the first Business Plan Period is ultimately approved by the Executive Committee.

2.08    Development and Construction of Improvements
The Approved Business Plan for the Company's first Business Plan Period shall include a plan for the development and construction of the Improvements (the "Development Plan") and a development budget (the "Development Budget") setting forth the projected costs and expenses estimated to be incurred by the Company in connection with the development and construction of the Improvements. The Development Plan for the Improvements shall include, without limitation, the architectural design for the Improvements, the plans and specifications for such Improvements, a development schedule for the Improvements, the projected dates for the commencement and completion for the Improvements and any fees that the Members (and/or any Affiliates or representatives thereof) are entitled to receive as consideration for providing services to the Company in connection with the development and construction of the Improvements.
The Development Budget shall set forth on an itemized basis all of (i) the estimated hard and soft construction costs to be incurred by the Company in developing and constructing the Improvements pursuant to the Development Plan, and (ii) a projection setting forth the estimated revenues, expenses and net operating income (or loss) for the Project for the period commencing as of the substantial completion of the Project through the Project Stabilization Date. The Administrative Member shall have the right, power and authority without the consent of the other Member (i) to apply up to fifty percent (50%) of the contingency line item and any line item cost savings to other line items, and (ii) to cause the Company to incur expenditures in excess of any line item, provided that any such expenditure does not exceed, in the case of a change order, the limit specified in Section 2.04(h), or otherwise such line item by more than the lesser of (A) ten percent (10%) of such line item, or (B) Twenty-Five Thousand Dollars ($25,000), after the application of any contingency line item and/or cost savings. The Administrative Member shall also have the right, power and authority to incur actual expenditures on behalf of the Company (with Company funds) for (1) any of the items set forth in any approved Development Budget, as the same may be adjusted in accordance with the foregoing provisions of this Section 2.08, and (2) any items outside of an approved

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Development Budget provided such item does not exceed Twenty-Five Thousand Dollars ($25,000) alone or all of such expenditures do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate, without the further consent of the other Member.

2.09    Operating Budget
Within thirty (30) days after the Project Stabilization Date, the Administrative Member shall prepare an operating budget ("Operating Budget"), which shall include, without limitation, on a detailed itemized basis for the Project and the Company, (i) all anticipated receipts projected for the period of such Operating Budget and all anticipated expenses, by category, for the Company (including, without limitation, all repairs and capital expenditures projected by the Administrative Member to be incurred during such period), (ii) the anticipated Cash Flow reserves projected to be required for such period, and (iii) a projection setting forth the estimated annual revenues, expenses and net operating income (or loss) expected to be incurred for the ensuing Business Plan Period, which shall be updated to compare the actual results to the projected results set forth in the prior Operating Budget. The Operating Budget shall also include a detailed description of such other information, contracts, agreements and other matters reasonably necessary to inform the Members of all matters relevant to the operation, management, maintenance, leasing and sale of the Project (or any portion thereof) or as may be reasonably requested by any Member. The Administrative Member shall have the right, power and authority without the consent of the other Member (A) to apply up to fifty percent (50%) of the contingency line item and any line item cost savings to other line items, and (B) to cause the Company to incur expenditures in excess of any line item, provided that any such expenditure does not exceed such line item by more than ten percent (10%), after the application of any contingency line item or cost savings. The Administrative Member shall also have the right, power and authority to incur actual expenditures on behalf of the Company (with Company funds) for (1) any of the items set forth in any approved Operating Budget, as the same may be adjusted in accordance with the foregoing provisions of this Section 2.09, and (2) any items outside of an approved Operating Budget provided such item does not exceed Fifty Thousand Dollars ($50,000) alone or in the aggregate, without the further consent of the other Member.

2.10    Construction Contract
The Company shall hire Commerce, which is an Affiliate of Majestic, to act as the design builder for the construction of the Improvements (the "Design-Builder") pursuant to a guaranteed maximum price construction contract to be entered into by and between the Company and the Design-Builder substantially in the form attached hereto as Exhibit "E" (the "Construction Contract"). All major subcontractors hired for the construction of the Improvements shall be subject to the approval of the Executive Committee, which approval shall not be unreasonably withheld, delayed or conditioned.
Pursuant to the terms of the Construction Contract, the Company shall pay to the Design-Builder a fee equal to (A) three percent (3%) of the total Applicable Construction Costs for rendering the architectural and structural engineering services described in the Construction Contract, and (B) five percent (5%) of the total Applicable Construction Costs as compensation for rendering the design builder and other services described in the Construction Contract. The term "Applicable Construction Costs" means the actual "hard" and "soft" costs actually incurred by the Design-Builder in connection with the construction of the Improvements, subject to the guaranteed maximum price.

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2.11    Development and Construction Management Services
The Administrative Member shall be responsible for (i) interviewing and recommending the environmental consultants, architects, soil engineers, civil engineers and other consultants, specialists and experts (collectively, the "Consultants") to be hired by the Company at the Company's cost in connection with the development and construction of the Improvements, (ii) reviewing and evaluating proposed contracts between the Company and each Consultant, and (iii) negotiating such proposed contracts (it being understood that all contracts shall be required to be approved by the Executive Committee and executed by the Company). Notwithstanding the foregoing, the Company shall use its reasonable efforts to hire from among those Consultants identified on Exhibit "F" attached hereto to provide the services that such Consultants have historically provided for the Property (with the final decision on which Consultants to hire being reasonably determined by the Executive Committee). The Administrative Member shall also be responsible for coordinating and supervising the services to be provided by each such Consultant. Without limiting the generality of the foregoing, the Administrative Member shall work closely with the architects hired by the Company to prepare and process the plans and specifications for the Improvements. In addition to the above services, the Administrative Member shall also supervise the development and construction of the Improvements.
Tejon shall assist in the general construction oversight activities and will coordinate with Commerce to address any construction related issues and matters. In addition, Tejon will take the lead role in meeting with Kern County and other municipalities and local authorities/agencies to obtain any necessary permits, entitlements, consents and other approvals necessary to construct the Improvements on the Property.
As consideration for providing the development services described in this Section 2.11, the Company shall pay to the Members a development fee ("Development Fee") equal to four percent (4%) of the "hard costs" actually incurred in connection with the development and construction of such Improvements. The Development Fee shall be paid and earned on the first day of each calendar month based upon the "hard costs" incurred by the Company in the preceding calendar month. The Administrative Member shall be entitled to receive seventy-five percent (75%) of the Development Fee and Tejon shall be entitled to receive twenty-five percent (25%) of the Development Fee. As consideration for providing the construction management services described in this Section 2.11, the Company shall pay to Tejon a construction management fee equal to one percent (1%) of the Applicable Construction Costs incurred in connection with the development and construction of such Improvements.

2.12    Master Developer Work
Tejon shall be obligated to perform in accordance with the Development Plan the work described on Exhibit "G" attached hereto (the "Master Developer Work"), at Tejon's sole cost and expense, in connection with the contribution of the Property to the Company, to the extent reasonably necessary for the development of the Improvements. Prior to commencing the Master Developer Work, (i) the Executive Committee shall reasonably agree upon the location of all utility connections and the ingress and/or egress improvements to be constructed as part of the Master Developer Work, and (ii) Tejon shall provide Majestic with a copy of the plans and specifications for any ingress and/or egress improvements to be constructed as part of the Master Developer Work for the review and input of Majestic; provided, however,

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the Executive Committee shall have the right to approve such plans and specifications (which approval shall not be unreasonably withheld, delayed or conditioned). Subject to any delays permitted by Section 13.23, Tejon shall be obligated (A) to perform the Master Developer Work in a coordinated manner consistent with the schedule in the Development Plan such that the Project can be completed in accordance with the Development Plan by the Project's scheduled completion date, and (B) in compliance with all required permits from the local government authority. Tejon shall provide Majestic with monthly updates of the Master Developer Work, which has been performed or is contemplated to be performed in the future.

2.13    Marketing and Leasing Management
The Administrative Member shall be responsible for preparing a marketing plan for the Project with the assistance and cooperation of the other Member. The marketing plan shall be submitted by the Administrative Member to the Executive Committee for its review and approval not later than thirty (30) days following the Contribution Date (as defined in Section 3.02), which approval shall not be unreasonably withheld, delayed or conditioned. Each marketing plan that is approved by the Executive Committee is hereinafter referred to as the "Marketing Plan." The Marketing Plan shall describe in reasonable detail (i) the types of proposed users and buyers for the Project, (ii) the marketing, leasing and sales objectives and a timeline for accomplishing such objectives, and (iii) such other information regarding the marketing of the Project as is reasonably requested by the Executive Committee. The Administrative Member shall be responsible for implementing each Marketing Plan on behalf of the Company (provided the Company shall pay all third-party out-of-pocket costs and expenses incurred in connection with the implementation of each such Marketing Plan). The Marketing Plan shall be updated by the Administrative Member on a quarterly basis and submitted to the Executive Committee for its review and approval, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, if the Project is fully leased, then the Administrative Member shall not be required to update the Marketing Plan prior to the date that is one (1) year prior to the expiration of the earliest of such leases to expire (unless otherwise requested to do so by the other Member).

2.14    Property Management
The Administrative Member and the other Member shall jointly act as the property manager for the Project. In its capacity as a property manager for the Project, the Administrative Member shall be responsible for managing the accounting and the contract and lease administration for the Project including, without limitation, enforcing the Company's rights and benefits, and causing the Company to perform its duties and obligations, under each lease entered into with respect to the Project. In its capacity as a property manager for the Project, Tejon shall be responsible for the repair and maintenance of the Project and customer service. Tejon may not assign or delegate its duties or obligations under this Section 2.14 without the prior written consent of the Executive Committee. As compensation for rendering the services described in this Section 2.14, (i) each Member shall be reimbursed for the reasonable third-party out-of-pocket costs incurred by such Member in rendering such services, and (ii) the Company shall pay to each Member a fee (the "Property Management Fee") equal to one and 5/10ths percent (1.5%) of the gross receipts received by the Company from the operation of the Project. The Property Management Fee shall be earned and payable on the first day of each calendar month based upon the gross receipts received by the Company in the preceding calendar month. If Tejon provides the property management

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services that the Administrative Member is required to render pursuant to this Section 2.14 following the removal or resignation of the Administrative Member pursuant to Section 2.16, then the Property Management Fee that is otherwise payable to Majestic for the rendering of such services shall thereafter be paid to Tejon. If Tejon ceases to provide the property management services it is required to render under this Section 2.14 and Majestic thereafter provides such services, then the Property Management Fee that is otherwise payable to Tejon for the rendering of such services shall thereafter be paid to Majestic.

2.15    Authority with Respect to the Affiliate Agreements
Notwithstanding any other provision of this Agreement including, without limitation, Sections 2.01, 2.02, 2.03 and 2.04, Tejon or Majestic, as the case may be, shall have the sole right, power and authority, in its sole and absolute discretion and without the consent or approval of the other Member (the "Affiliated Member"), (i) to cause the Company to enforce its rights under any contract or other agreement entered into by the Company with the Affiliated Member and/or any Affiliate thereof (collectively, the "Affiliate Agreements") following any breach by the Affiliated Member and/or any Affiliate thereof under any such Affiliate Agreement, (ii) to make all decisions on behalf of the Company with respect to any amendment, modification, rescission, extension, and/or termination under any Affiliate Agreement, (iii) to determine the existence of any default under any Affiliate Agreement and to cause the Company to declare any such default following any breach by the Affiliated Member and/or any Affiliate thereof under such Affiliate Agreement, (iv) to cause the Company to institute, settle and/or compromise any claim under any Affiliate Agreement against the Affiliated Member and/or any Affiliate thereof, (v) to cause the Company to waive any rights of the Company against the Affiliated Member and/or any Affiliate thereof under any Affiliate Agreement, and (vi) to cause the Company to consent to the assignment of any rights and/or the delegation of any duties by the Affiliated Member and/or any Affiliate thereof under any Affiliate Agreement. Majestic or Tejon, as the case may be, shall cooperate in good faith with the other Member in the exercise by the other Member of the foregoing rights and actions under the Affiliate Agreements.

2.16    Election, Resignation, Removal of the Administrative Member
(a)    Number, Term and Qualifications. The Company shall have one (1) Administrative Member which must be a member of the Company. Unless it resigns (pursuant to the terms of this Agreement), is removed, or ceases to be a member of the Company, the Administrative Member shall hold office until a successor shall have been elected and qualified. Unless the Administrative Member resigns or is removed pursuant to Section 2.16(c), a new Administrative Member may not be appointed without the approval of the Executive Committee.
(b)    Resignation. The Administrative Member may resign upon no less than one hundred twenty (120) days prior written notice to the other Member. Except as set forth below in Section 2.16(d), any resignation of the Administrative Member in accordance with the terms of this Section 2.16(b) shall not affect the Administrative Member's rights as a member of the Company, and shall not constitute a withdrawal of the Administrative Member as a member of the Company.
(c)    Removal. The Administrative Member (or any successor administrative member) may be removed following the occurrence of a Just Cause Event, by written notice ("Removal Notice") from the other Member to the Administrative Member within forty-five (45) days following the date such Member first becomes aware of such Just Cause Event. The Removal Notice shall specify in reasonable detail the

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Just Cause Event giving rise to the removal. For purposes of this Section 2.16(c), "Just Cause Event" shall mean:
(i)    Breach of Agreement. The breach of any material covenant, duty or obligation under this Agreement by the Administrative Member if (i) the Administrative Member has received written notice from the other Member of the breach describing such breach in reasonable detail, and (ii) (A) the breach is not reasonably susceptible of being cured, or (B) if the breach is reasonably susceptible of being cured (1) the Administrative Member has failed to commence the cure or remedy of the breach within fifteen (15) days following the effective date of the notice, or (2) failed to complete the cure or remedy within a reasonable period of time (not to exceed sixty (60) days following the effective date of such notice, unless the cure or remedy cannot be reasonably completed within such sixty (60)-day period and the Administrative Member fails to diligently proceed with the cure or remedy to completion within an additional forty-five (45) days following the expiration of such initial sixty (60)-day period);
(ii)    Fraud, Willful Misconduct, Gross Negligence, Etc. The fraud, willful misconduct, gross negligence or conviction of a crime involving moral turpitude by the Administrative Member (other than any misappropriation of funds described in clause (iii) below); or
(iii)    Misappropriation of Funds. Any misappropriation of funds by the Administrative Member provided that if such misappropriation of funds is committed by an employee of the Administrative Member, then such event shall not constitute a Just Cause Event if, within ten (10) Business Days after being notified in writing of such event, the Administrative Member makes full restitution to the Company of all damages caused by such event and terminates the employment of such employee.
(d)    Rights Following Resignation or Removal. Upon the resignation of an Administrative Member or the removal of a member as the Administrative Member in accordance with this Section 2.16(d), (i) the resigned or removed Member shall be relieved of its duties as Administrative Member under this Agreement including, without limitation, the duty to provide the development management, marketing and property management services described in Sections 2.11, 2.13 and 2.14, (ii) the other Member shall have the right, power and authority to designate each replacement Administrative Member (which may be the other Member (including a member, which previously served as the Administrative Member), any Affiliate of the other Member and/or any other Person) to replace the Member that has resigned or been removed as the Administrative Member (or any replacement Administrative Member) and such replacement Administrative Member shall have all of the rights, duties and obligations of the Administrative Member under this Agreement (including, without limitation, the right to receive any fees or other amounts payable to the Administrative Member under this Agreement following such resignation or removal for services that are thereafter provided by the replacement Administrative Member), and (iii) the other Member may terminate any or all of the Affiliate Agreements entered into with the Administrative Member or any Affiliate thereof and/or hire at the expense of the Company a new development manager, marketing director and/or property manager including, without limitation, any Affiliate of such other Member which is qualified to render the services previously provided by the resigned or removed Member.
(e)    No Adjustment to Percentage Interests. Except as provided in Section 2.16(d), if a Member resigns or is removed as the Administrative Member, then the Percentage Interests of the Members shall not be adjusted and the removed Administrative Member shall retain all of its rights, duties and obligations of a member under this Agreement (other than any rights, duties and/or obligations as the Administrative Member).

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2.17    Officers
(a)        Appointment of Officers. The Executive Committee may appoint, and delegate authority to, officers ("Officers") of the Company at any time. The Officers of the Company may include, without limitation, a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Senior Vice President, Vice President, Assistant Vice President, Secretary and Assistant Secretary. Any individual may hold any number of offices. Unless the Executive Committee otherwise determines in its sole and absolute discretion, (i) if the title assigned to any Officer is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, then the assignment of such title shall constitute the delegation to such person of the rights, powers, duties, obligations and authority that are normally associated with that office, and (ii) no Officer shall receive any salary or other compensation for acting as an Officer of the Company. Any delegation pursuant to this Section 2.17(a) may be revoked at any time by the Executive Committee. The Officers shall serve at the pleasure of the Executive Committee.
(b)    Removal of Officers. Any Officer may be terminated, either with or without cause, by the Executive Committee at any time. Any Officer may resign at any time by giving written notice to the Executive Committee. Any resignation shall take effect as of the effective date of any such notice or at any later time specified in such notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or any other cause shall be filled, if at all, in the manner prescribed in this Agreement for regular appointments to that office.

2.18    Treatment of Payments
For financial and income tax reporting purposes, any and all fees paid by the Company to any Member and/or any Affiliate thereof shall be treated as expenses of the Company and, if paid to any Member, as guaranteed payments within the meaning of Section 707(c) of the Code. To the extent all or any portion of any fee is not paid in full prior to the liquidation of the Company, such unpaid portion of such fee shall constitute a debt of the Company payable upon such liquidation. The Members acknowledge and agree that any fee paid to any Member (and/or any Affiliate thereof) in accordance with the terms of this Agreement shall constitute the sole and exclusive property of such recipient Member (and/or such Affiliate), and the other Member shall not have any rights thereto or interests therein.

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2.19    Reimbursement and Fees
On the Contribution Date, each of Tejon and Majestic shall be reimbursed for the pre-development third-party out-of-pocket costs and expenses incurred by such Member (and any Affiliate thereof) to the extent such costs and expenses are set forth in the Pre-Development Budget (or such reimbursement is otherwise approved by the Executive Committee in its sole and absolute discretion). In furtherance of the foregoing, each Member hereby represents and warrants that such Member and/or one (1) or more of its Affiliates has actually incurred the costs and expenses to be reimbursed to such Member pursuant to this Section 2.19. Except as expressly provided in this Agreement, the Construction Contract, the Pre-Development Budget or otherwise agreed to in writing by the Executive Committee, including, without limitation, pursuant to the terms of any Approved Business Plan, none of the Members (or their respective Affiliates and/or other representatives) shall be paid any compensation for rendering services to the Company or otherwise be reimbursed for any costs and expenses incurred by such Member (and/or any Affiliate or representative thereof) on behalf of the Company. Without limiting the generality of the foregoing, neither Member nor any Affiliate thereof shall be reimbursed for any general and administrative costs and expenses incurred by such party, and any costs incurred by Tejon in creating the legal parcel or parcels comprising the Property shall not be subject to reimbursement. Any request for reimbursement by any Member pursuant to this Section 2.19 shall be accompanied by supporting documentation and shall be made within forty-five (45) days after the date such expenses are incurred by such Member. Any such reimbursements shall not reduce such Member's Capital Account or Unreturned Contribution Account.

2.20    Insurance
The Administrative Member shall cause the Company to purchase and maintain (at the expense of the Company) a commercial general liability insurance policy, a builder's risk insurance policy and a property insurance policy in such amounts as are reasonably determined by the Executive Committee and such other insurance as may be requested from time to time by the Executive Committee. The cost of any insurance policies maintained by the Company pursuant to this Section 2.20 shall be an expense of the Company and shall be included in the Development Budget or the Operating Budget.

ARTICLE III
MEMBERS' CONTRIBUTIONS TO COMPANY

3.01    Initial Contributions of the Members
The initial capital contributions of the Members shall be made as follows:
(a)        Upon execution. Concurrently with the execution and delivery of this Agreement, each of Majestic and Tejon shall make an initial cash contribution of One Hundred Thousand Dollars ($100,000) to the capital of the Company. Each Member's Capital Account and Unreturned Contribution Account shall be credited by such amount on the date such contribution is made.

(b)    Upon Contribution Date. Upon the date that Tejon is required to contribute the Property to the Company pursuant to the Contribution Agreement (the "Contribution Date"), the Members shall do the following:

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(i)        Tejon shall assign, transfer and contribute to the capital of the Company, Tejon's entire fee interest in and to the Property (subject to all liens, encumbrances and other permitted exceptions to title approved under the Contribution Agreement) at an agreed upon value (net of all such approved liens, encumbrances and permitted exceptions) of Three Million Nine Hundred Four Thousand Nine Hundred Fifty Dollars ($3,904,950), reduced by the lien for property taxes not yet payable and adjusted for any other prorations in the manner described below and any other items agreed to by Tejon and Majestic under the Contribution Agreement (the "Agreed Value"). The Agreed Value shall be reduced by the amount of any net prorations and credits charged to Tejon under the Contribution Agreement and increased by the amount of any net prorations and credits charged to the Company under the Contribution Agreement. Tejon's Capital Account and Unreturned Contribution Account shall each be credited by an amount equal to the Agreed Value on the date the Property is contributed to the Company. The foregoing assignment, transfer and contribution shall be made in accordance with the terms and conditions set forth in the Contribution Agreement.
(ii)    Majestic shall contribute to the capital of the Company, in cash, an amount equal to the fifty percent (50%) of the Agreed Value, which amount shall be credited to Majestic's Capital Account and Unreturned Contribution Account on the date such contribution is made. Within three (3) days following such contribution, the Company shall distribute the amount of Majestic's capital contribution pursuant to the preceding sentence to Tejon, which distribution shall be debited to Tejon's Capital Account and Unreturned Contribution Account on the date such distribution is made. After the date such distribution is made, the balance standing in Tejon's Capital Account and Unreturned Contribution Account shall equal fifty percent (50%) of the Agreed Value (which will be the same balance standing in Majestic's Capital Account and Unreturned Contribution Account on the date such distribution is made).

(c)        Contribution of Reports. Concurrently with the execution and delivery of this Agreement, each of Tejon and Majestic hereby assigns its entire right, title and interest in and to all of the reports, studies or other work product obtained by such Member after March 23, 2016. Each Member shall be reimbursed for the third-party out-of-pocket costs and expenses incurred by such Member in obtaining such reports, studies and other work product in accordance with Sections 1.03 and 2.19. As such, neither Member's Capital Account or Unreturned Contribution Account shall be credited as a result of any contribution that is made by such Member pursuant to this Section 3.01(c).

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3.02    Additional Capital Contributions
If the Company has insufficient funds to meet its current or projected financial requirements (a "Shortfall"), then the Administrative Member shall give written notice (the "Capital Call Notice") of such Shortfall to the other Member. The Contribution Notice shall summarize, with reasonable particularity, the Company's actual and projected cash obligations, cash on hand, projected sources and amounts of future Cash Flow and a contribution date ("Contribution Date") (which shall not be less than ten (10) Business Days following the effective date of such notice) upon which each Member shall be obligated to contribute to the capital of the Company, in cash, such Member's Percentage Interest of the funds necessary to satisfy such Shortfall. If the Company has a Shortfall and the Administrative Member fails to deliver a Capital Call Notice so that the Company may timely satisfy such Shortfall, then the other Member may deliver the Capital Call Notice pursuant to this Section 3.02. Any and all amounts contributed to the capital of the Company by any Member pursuant to this Section 3.02 shall be credited to such Member's Capital Account and Unreturned Contribution Account on the date any such contribution is made.

3.03    Remedy for Failure to Contribute Capital
If any Member (the "Non-Contributing Member") fails to contribute timely all or any portion of the additional capital such Member is required to contribute pursuant to Section 3.02 (the "Delinquent Contribution"), and provided that the other Member (the "Contributing Member") has timely contributed to the capital of the Company all of the additional capital required to be contributed by such Contributing Member pursuant to Section 3.02 (with respect to that particular notice and capital call), then such Contributing Member shall have the right, in lieu of any other right or remedy available at law, in equity or otherwise to the Contributing Member and/or the Company (or any other party), to select one (1) or more of the following options in accordance with the terms set forth below in this Section 3.03:
(a)    Loan Remedy. The Contributing Member may advance to the Company, in cash, within thirty (30) days following the Contribution Date, an amount equal to the Delinquent Contribution, and such advance shall be treated as a nonrecourse loan ("Default Loan") by the Contributing Member to the Non-Contributing Member, bearing interest at a rate equal to the lesser of (i) the prevailing prime commercial lending rate of Wells Fargo Bank plus five (5) percentage points, adjusted concurrently with any adjustments to such rate and compounded annually, or (ii) the maximum, nonusurious rate then permitted by law for such loans. Subject to Sections 7.09 and 8.08, each Default Loan shall be due and payable in full one hundred twenty (120) days from the date advanced (or, if earlier, upon the dissolution of the Company).
As of the effective date of the advance of any Default Loan, the Capital Account and the Unreturned Contribution Account of the Non-Contributing Member shall be credited with an amount equal to the original principal balance of the Default Loan made by the Contributing Member to the Non-Contributing Member. Notwithstanding the provisions of Articles V and XII, until any and all Default Loans made to the Non-Contributing Member are repaid in full, the Non-Contributing Member shall receive no further distributions from the Company, and all cash or property otherwise distributable with respect to the Non-Contributing Member's Interest shall be distributed to the Contributing Member as a reduction of the outstanding balance of (together with all accrued, unpaid interest thereon) any and all such Default Loans, with such funds being applied first to reduce any and all interest accrued on such Default Loan(s) and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all

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purposes under this Agreement, as having actually been distributed to the Non-Contributing Member pursuant to Section 5.01 and applied by the Non-Contributing Member to repay such outstanding Default Loan(s).
To secure the repayment of any and all Default Loans made to the Non-Contributing Member, such Non-Contributing Member hereby grants a security interest in favor of the Contributing Member in and to the Non-Contributing Member's entire Interest in the Company, and hereby irrevocably appoints the Contributing Member, and each of the Contributing Member's representatives, agents, officers or employees, as the Non-Contributing Member's attorney(s)-in-fact, with full power to prepare, execute, acknowledge, and deliver, as applicable, all documents, instruments, and/or agreements memorializing and/or securing such Default Loan(s), including, without limitation, such Uniform Commercial Code financing and continuation statements, mortgages, pledge agreements and other security instruments as may be reasonably appropriate to perfect and continue the security interest in favor of such Contributing Member.
The Contributing Member is also authorized to cause the Company to issue certificates (collectively, the "Certificates") evidencing the Members' respective Interests in the Company (in such form as is determined in the sole and absolute discretion of the Contributing Member) and is further authorized to take possession and control of any such Certificate of the Non-Contributing Member if it has made a Default Loan to the Contributing Member. Following the issuance of the Certificates, each Interest in the Company shall constitute a "certificated security" within the meaning of, and be governed by, (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of Delaware, and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code, as in effect in the State of Delaware (6 Del C. § 8-101, et seq.), such provision of Article 8 of the Uniform Commercial Code shall control.
If, upon the maturity of a Default Loan (taking into account any agreed upon extensions thereof), any principal thereof and/or accrued interest thereon remains outstanding, then the Contributing Member may elect any one (1) of the following options: (i) to renew such Default Loan (or portion thereof) pursuant to the terms and provisions of this Section 3.03(a) for such additional terms as is determined in the sole and absolute discretion of the Contributing Member; (ii) to institute legal (or other) proceedings against the Non-Contributing Member to collect such loan which may include, without limitation, foreclosing against the security interest granted above; (iii) to contribute all or any portion of such outstanding principal of, and accrued interest on, such Default Loan (or portion thereof) to the capital of the Company and dilute the Percentage Interest of the Non-Contributing Member pursuant to the provisions of Section 3.03(b), or (iv) to implement the default provisions set forth in Article VII in accordance with the provisions of Section 3.03(c).
The Contributing Member may elect any of the options set forth in the immediately preceding sentence by giving written notice of such election to the Non-Contributing Member within thirty (30) days following such maturity date. Failure of the Contributing Member to timely give such written notice to the Non-Contributing Member shall be deemed to constitute an election to renew such Default Loan for an additional term of one hundred twenty (120) days on the terms set forth herein. If the Contributing

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Member elects to foreclose upon the security interest in the Non-Contributing Member's Interest in the Company granted above, then the Contributing Member is authorized to cancel the Certificate evidencing the Non-Contributing Member's Interest in the Company and issue a new Certificate to the Contributing Member that has foreclosed upon such Interest.
(b)    Dilution Remedy. The Contributing Member may contribute to the capital of the Company, in cash, within thirty (30) days following the Contribution Date an amount equal to the Delinquent Contribution, and such Contributing Member's respective Capital Account and Unreturned Contribution Account shall each be credited with the amount contributed by such Contributing Member. Further, upon the maturity of a Default Loan that is not fully repaid on or before the maturity date thereof, the Contributing Member may contribute to the capital of the Company, in accordance with the provisions of Section 3.03(a) above, all or any portion of the outstanding principal of and/or accrued interest on such Default Loan (or portion thereof) previously advanced by such Contributing Member that is not repaid prior to the maturity date thereof, and (i) the amount of such outstanding principal and/or interest so contributed shall be deemed repaid and satisfied; (ii) the Capital Account and the Unreturned Contribution Account of the Non-Contributing Member shall be decreased, but not below zero (0), by the amount of such outstanding principal and/or interest so contributed; and (iii) the Capital Account and the Unreturned Contribution Account of the Contributing Member shall be increased by the amount of such outstanding principal and/or interest so contributed.
Upon the contribution of the Delinquent Contribution and/or the outstanding balance of a Default Loan by the Contributing Member pursuant to the foregoing provisions of this Section 3.03(b), (i) the Percentage Interest of the Non-Contributing Member shall be decreased by the Dilution Percentage, and (ii) the Percentage Interest of the Contributing Member shall be increased by a like amount of percentage points. The "Dilution Percentage" shall equal the amount expressed in percentage points calculated based upon the following formula:

The application of the provisions of this Section 3.03(b) are illustrated by the following example: Assume that (i) the aggregate amount of the prior capital contributions made by the Non-Contributing Member is Two Million Three Hundred Thousand Dollars ($2,300,000), (ii) a contribution of Four

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Hundred Thousand Dollars ($400,000) is required to be contributed by the Members to the capital of the Company pursuant to Section 3.02, (iii) the Non-Contributing Member has a Percentage Interest of fifty percent (50%) and fails to contribute its share of such contribution equal to Two Hundred Thousand Dollars ($200,000) (i.e., 50% ´ $400,000), and (iv) the Contributing Member has a Percentage Interest of fifty percent (50%) and contributes its entire share of such contribution equal to Two Hundred Thousand Dollars ($200,000) (i.e., 50% x $400,000) and the Delinquent Contribution of Two Hundred Thousand Dollars ($200,000) to the capital of the Company on behalf of the Non-Contributing Member pursuant to this Section 3.03(b). By operation of this Section 3.03(b), the Dilution Percentage would be equal to twelve (12) percentage points as calculated in accordance with the following formula:

Accordingly, the Percentage Interest of the Non-Contributing Member would be reduced by twelve (12) percentage points from fifty percent (50%) to thirty-eight percent (38%) and the Percentage Interest of the Contributing Member would be increased by a like amount of percentage points from fifty percent (50%) to sixty-two percent (62%).
(c)    Implementation of Default Provisions. The Contributing Member may elect to implement the default provisions contained in Article VII by delivery of written notice of such election to the Non-Contributing Member within ninety (90) days following the Contribution Date or the maturity date for any Default Loan that is not repaid prior to the maturity thereof.
(d)    Election of Remedy. The Contributing Member shall determine which of the options set forth in Sections 3.03(a), 3.03(b) and/or 3.03(c) are to be exercised by the Contributing Member with respect to each Delinquent Contribution. If the Contributing Member advances any amount to the Company pursuant to this Section 3.03 but fails to specify which of the foregoing options the Contributing Member has elected within thirty (30) days after the effective date that the Contributing Member makes such advance, then such Contributing Member shall be deemed to have elected the option set forth in Section 3.03(a) above with respect to such advance.
(e)    Minimum Percentage Interest. Any and all adjustments to the Members' respective Percentage Interests pursuant to Section 3.03(b) shall be rounded to the nearest 1/100th of one percentage point (0.01%) and the Contributing Member shall not succeed to all or any portion of the Capital Account and/or Unreturned Contribution Account of the Non-Contributing Member as the result of any such adjustment. In addition, notwithstanding any provision contained in this Article III, the Non-Contributing Member's Percentage Interest shall in no event be reduced below 1/100th of one percent (0.01%) by operation of Section 3.03(b).

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3.04    Financing
The Administrative Member shall use its commercially reasonable efforts to cause the Company to procure a construction loan (the "Construction Loan") to finance the development and construction of the Improvements from one (1) or more independent third-party institutional lenders selected by the Administrative Member (individually, the "Lender" and collectively, the "Lenders") upon prevailing market terms and conditions. The Administrative Member shall also use its commercially reasonable efforts to obtain a permanent loan (the "Permanent Loan") from one (1) or more Lenders to refinance the Construction Loan upon prevailing market terms and conditions (and any other financing thereafter required to refinance the Permanent Loan), which shall be nonrecourse to the Members (subject to any Nonrecourse Documents described in Section 3.05 required to be provided to the Lender providing any such Permanent Loan). The Construction Loan and the Permanent Loan shall be secured by a deed of trust encumbering the Project. Any such financing and/or refinancing obtained by the Administrative Member on behalf of the Company (collectively, the "Loans") shall require the consent of the Executive Committee pursuant to Section 2.04(d).

3.05    Agreement to Provide Guarantees and Indemnification
Each Member and/or one (1) or more of their respective Affiliates or representatives, including, without limitation, the ultimate parent of each Member if required by the applicable Lender (collectively, the "Guarantors" and individually, a "Guarantor") shall execute and deliver to any Lender providing a Construction Loan to the Company (i) any and all repayment or completion guaranties or similar documents required by such Lender (collectively, the "Recourse Documents"), and (ii) any and all other environmental indemnities and "bad-boy" carve-out guaranties required by such Lender (collectively, the "Nonrecourse Documents") provided such Recourse Documents and Nonrecourse Documents are approved by the Executive Committee in its reasonable discretion. In addition, the Guarantors shall execute any Nonrecourse Document required by any Lender providing a Permanent Loan to the Company provided such Nonrecourse Documents are approved by the Executive Committee in its reasonable discretion.
The Administrative Member shall use its commercially reasonable efforts to obtain each Lender's agreement that the obligation of each Guarantor under each Recourse Document and Nonrecourse Document shall be several (i.e., not joint and several) as between the Members (and their respective Affiliates) and proportionate to the Percentage Interest of each Member that is an Affiliate of such Guarantor. The Members acknowledge and agree that each Recourse Document and Nonrecourse Document executed by any Guarantor shall be executed only as an accommodation to the Company and/or the Members. The Company shall indemnify, defend, protect and hold each such Guarantor wholly harmless from and against any and all claims, liabilities, losses, costs, expenses, damages and/or expenses including, without limitation, any attorneys' and expert witness fees and costs (collectively, "Losses") incurred by any such Guarantor as a result of such Recourse Document and Nonrecourse Document (or as a result of the rights of contribution described below) in accordance with the terms of Section 10.02(b). Either Member may deliver a Capital Call Notice in accordance with the provisions of Section 3.02 to require the Members to make additional contributions to the capital of the Company to enable the Company to satisfy the indemnity for any Losses described in this Section 3.05.

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If the Company fails to fully satisfy any indemnification and/or defense obligation owing to any Member or any Guarantor affiliated with such Member pursuant to the provisions of this Section 3.05, then such Guarantor ("Contributing Party") shall have a right of contribution against the other Member (the "Non-Contributing Party") to the extent the liability incurred by the Contributing Party under any Recourse Document or Nonrecourse Document (for which it is entitled to be indemnified by the Company pursuant Section 10.02(b)) exceeds such Contributing Party's Pro Rata Share of the total liability incurred by all of the Guarantors under all of the Recourse Documents and Nonrecourse Documents (for which the Guarantors are entitled to be indemnified by the Company pursuant to Section 10.02(b)). The term "Pro Rata Share" means (i) with respect to Tejon and its Guarantors, an amount equal to its then Percentage Interest of the total liability incurred by all of the Guarantors under all of the Recourse Documents and Nonrecourse Documents (for which the Guarantors are entitled to be indemnified by the Company pursuant to Section 10.02(b) below), and (ii) with respect to Majestic and its Guarantors, an amount equal to its then Percentage Interest of the total liability incurred by all of the Guarantors under all of the Recourse Documents and Nonrecourse Documents (for which the Guarantors are entitled to be indemnified by the Company pursuant to Section 10.02(b) below).
At any time that any Contributing Party has a right of contribution against the Non-Contributing Party under this Section 3.05, the Non‑Contributing Party shall be obligated to satisfy such contribution obligation by paying the required amount, in cash, within ten (10) days following written notice thereof from the Contributing Party. If any such payment is not timely and validly made within such ten (10)-day period, then from and after the date such amount was required to be paid, such amount shall bear interest at the lesser of (A) the prevailing prime commercial lending rate of Wells Fargo Bank plus five (5) percentage points, adjusted concurrently with any adjustments to such rate and compounded annually, or (B) the maximum non-usurious rate allowed by law. The Contributing Party shall also be entitled to collect from the Non‑Contributing Party any and all costs and expenses of enforcing such contribution obligation including, without limitation, reasonable attorneys' and expert witness fees and costs.
The Members acknowledge and agree that each of the Guarantors (that are not Members) are express third-party beneficiaries of the foregoing provisions of this Section 3.05, and, as such, all of the Guarantors have the right, power and authority to enforce the provisions of this Section 3.05.

3.06    Capital Contributions in General
Except as otherwise expressly provided in this Agreement or as otherwise agreed to in writing by all of the Members (i) no part of the contributions of any Member to the capital of the Company may be withdrawn by such Member, (ii) no Member shall be entitled to receive interest on such Member's contributions to the capital of the Company, (iii) no Member shall have the right to demand or receive property other than cash in return for such Member's contribution to the Company, and (iv) no Member shall be required or be entitled to contribute additional capital to the Company other than as permitted or required by this Article III.

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ARTICLE IV
ALLOCATION OF PROFITS AND LOSSES

4.01    Net Losses
After giving effect to the special allocations in Sections 4.03 and 4.04, Net Losses for each Fiscal Year shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such Fiscal Year. No portion of the Net Losses for any taxable year shall be allocated to a Member whose Partially Adjusted Capital Account is less than or equal to such Member's Target Capital Account for such Fiscal Year.

4.02    Net Profits
After giving effect to the special allocations in Sections 4.03 and 4.04, Net Profits for each Fiscal Year shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such Fiscal Year. No portion of the Net Profits for any taxable year shall be allocated to a Member whose Partially Adjusted Capital Account is greater than or equal to such Member's Target Capital Account for such Fiscal Year.

4.03    Special Allocations
Notwithstanding any other provisions of this Agreement, no Net Losses or items of expense, loss or deduction shall be allocated to any Member to the extent such an allocation would cause or increase a deficit balance standing in such Member's Adjusted Capital Account and any such Net Losses and items of expense, loss and deduction shall instead be allocated to the Members in proportion to their respective "interests" in the Company as determined in accordance with Treasury Regulation Section 1.704‑1(b). In addition, items of income and gain shall be specially allocated to the Members in accordance with and to the extent required by the qualified income offset provisions set forth in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d). Notwithstanding any other provision in this Article IV, (i) any and all "partnership nonrecourse deductions" (as defined in Treasury Regulation Section 1.704‑2(b)(1)) of the Company for any Fiscal Year or other period shall be allocated to the Members in proportion to their respective Percentage Interests; (ii) any and all "partner nonrecourse deductions" (as such term is defined in Treasury Regulation Section 1.704‑2(i)(2)) attributable to any "partner nonrecourse debt" (as such term is defined in Treasury Regulation Section 1.704‑2(b)(4)) shall be allocated to the Member that bears the "economic risk of loss" (as determined under Treasury Regulation Section 1.752-2) for such "partner nonrecourse debt" in accordance with Treasury Regulation Section 1.704‑2(i)(l); (iii) each Member shall be specially allocated items of Company income and gain in accordance with the partnership minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704‑2(f) and 1.704‑2(g); and (iv) each Member with a share of minimum gain attributable to any "partner nonrecourse debt" shall be specially allocated items of Company income and gain in accordance with the partner minimum gain chargeback requirements of Treasury Regulation Sections 1.704‑2(i)(4) and 1.704‑2(i)(5). Any and all "excess nonrecourse liabilities" as determined under Treasury Regulation Section 1.752‑3(a)(3) shall be allocated to the Members in proportion to their respective Percentage Interests.

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4.04    Curative Allocations
The allocations set forth in Section 4.03 (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.04. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Administrative Member is hereby authorized to make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.01 and 4.02. In exercising its discretion under this Section 4.04, the Administrative Member shall take into account future Regulatory Allocations under Section 4.03, that are likely to offset other Regulatory Allocations previously made under the provisions of this Section 4.04.

4.05    Differing Tax Basis; Tax Allocation
Depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company shall be allocated between the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and for state income tax purposes in accordance with comparable provisions of the California Revenue & Taxation Code, as amended, and the regulations promulgated thereunder, so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704‑1(b)(2)(iv)(g)).

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ARTICLE V
DISTRIBUTION OF CASH FLOW

5.01    Cash Flow
Subject to Section 12.02, Cash Flow of the Company shall be determined and distributed on a quarterly basis (or at such other times as are determined by the Executive Committee), in the following order of priority:

(a)        Unreturned Contribution Accounts. First, to the Members in proportion to, and to the extent of, the positive balances standing in their respective Unreturned Contribution Accounts, if any; and

(b)    Percentage Interests. Thereafter, to the Members in proportion to their respective Percentage Interests.

5.02    Limitations on Distributions
Notwithstanding any other provision contained in this Agreement, the Company shall not make a distribution of Cash Flow (or other proceeds) to any Member if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

5.03    Withholding
If the Company is obligated to withhold and pay any taxes with respect to any Member, then any tax required to be withheld may be withheld from any distribution otherwise payable to such Member. Any such amounts withheld and remitted to the appropriate tax authority shall be deemed to have been distributed to the applicable Member and applied by such Member in payment of such tax liability.

5.04    In-Kind Distribution
Assets of the Company (other than cash) shall not be distributed in kind to the Members without the prior written approval of the Members.

ARTICLE VI
RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS

6.01    Limitations on Transfer
Except as otherwise set forth in Articles VI, VII and VIII, no Member shall be entitled to sell, exchange, assign, transfer, or otherwise dispose of, pledge, hypothecate, encumber or otherwise grant a security interest in (collectively, the "Transfer"), directly or indirectly, all or any part of such Member's Interest in the Company or withdraw or retire from the Company, without the prior written consent of the other Member, which consent may be withheld in such other Member's sole and absolute discretion. Any transfer of a direct or indirect interest in any Member shall be deemed to be a Transfer for purposes of this Agreement, provided, however, that any transfer of a direct or indirect interest in a Member resulting from the death of such interest holder, the transfer by such interest holder to a trust of which the interest holder

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and/or his or her spouse is/are the sole current income beneficiaries or the termination of a trust which is an interest holder shall not be deemed a Transfer for purposes of this Agreement. Any attempted Transfer or withdrawal in violation of the restrictions set forth in this Article VI shall be null and void ab initio and of no force or effect to the maximum extent allowed by law.

6.02    Permitted Transfers
Any Member may Transfer all or any portion of such Member's Interest in the Company to any of the following (collectively, "Permitted Transferees") without complying with the provisions of Section 6.01:
(a)        Affiliates. In the case of either Member, to any Affiliate of such Member provided the original transferring Member (that executed this Agreement) or its direct or indirect owners at all times thereafter own fifty percent (50%) or more of the voting and beneficial interests in such Affiliate;

(b)    Stock Transfers. In the case of any direct and/or indirect owner of any Member that is a publicly traded corporation (including, without limitation, any shareholder of Tejon Ranch Co., a Delaware corporation), to any Person;

(c)        Transfers of Direct or Indirect Interests in Majestic. Subject to the last sentence of this Section 6.02(c), (i) any direct or indirect ownership interest in Majestic may be transferred to any Person provided following such transfer (A) Edward P. Roski, Jr. ("Roski") (individually and/or in his capacity as trustee of a trust) directly or indirectly controls Majestic, and (B) Majestic Realty Co., a California corporation ("MRC"), and/or Roski (individually and/or in his capacity as trustee of a trust) own(s), in the aggregate, directly or indirectly, at least thirty percent (30%) of Majestic, and (ii) any direct or indirect ownership interest in Majestic may be transferred to any member of the Roski Family provided that (A) prior to Roski's death or incapacity, Roski or any one (1) or more other members of the Roski Family remains (individually and/or in his capacity as trustee of a trust), directly or indirectly, in control of Majestic, and (B) following Roski's death or incapacity one (1) or more members of the Roski Family control Majestic. The term "Roski Family" means Roski, his spouse, their lineal descendants and their spouses, any trust or estate for the benefit of any such party, and any entity owned or controlled (ownership and voting interests of 50% or more) by such parties. As used in this Section 6.02(c), the terms "control," "controls" and "controlling" mean the possession by any Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, whether or not a transfer of any direct or indirect ownership interest in Majestic occurs, Majestic shall not be permitted to allow any Person other than Roski or one (1) or more other member of the Roski Family (individually and/or in his capacity as trustee of a trust) to control, directly or indirectly, Majestic;

(d)    Tejon Ranchcorp Multi-Asset Transfer. In the case of Tejon, a transfer of all, but not less than all, of its Interest in the Company as part of a transaction in which one (1) or more members of the Tejon Group (as defined below) in a single transaction or series of related transactions transfer five (5) or more of its Real Estate Assets (as defined below) with a gross asset value of at least Fifty Million Dollars ($50,000,000). For this purpose, the term (i) "Tejon Group" means all corporations, partnerships and

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limited liability companies in which Tejon Ranchcorp and/or any Affiliate thereof owns, directly or indirectly, fifty percent (50%) or more of the ownership and voting interests; and (ii) "Real Estate Assets" means direct or indirect interests in any commercial or industrial real property of any type, wherever located;

(e)        Majestic Multi-Asset Transfer. In the case of Majestic, a transfer of all, but not less than all, of its Interest in the Company as part of a transaction in which one (1) or more members of the Majestic Group (as defined below) in a single transaction or series of related transactions transfer five (5) or more of its Real Estate Assets with a gross asset value of at least Fifty Million Dollars ($50,000,000). For this purpose, the term "Majestic Group" means all corporations, partnerships and limited liability companies in which the Roski Family owns, directly or indirectly, fifty percent (50%) or more of the ownership and voting interests;

(f)        Transfers as a Result of Foreclosure. In the case of either Member, to any Person that acquires an Interest in the Company pursuant to Section 6.08 below as the result of the exercise of any rights or remedies under Section 3.03(a); and

(g)    Right of First Refusal. In the case of either Member, to any Person provided (i) such Transfer is made after the Project Stabilization Date, (ii) such Transfer is for the transferring Member's entire Interest in the Company, and (iii) the transferring Member fully complies with the provisions of Exhibit "H."

Any such Permitted Transferee shall receive and hold such ownership interest or portion thereof subject to the terms of this Agreement and to the obligations hereunder of the transferor. There shall be no further transfer of such ownership interest or portion thereof except to a Person to whom the original transferor could have transferred such ownership interest in accordance with this Section 6.02.

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6.03    Admission of Substituted Members
If any Member transfers such Member's Interest to a transferee in accordance with Sections 6.01 and/or 6.02 above, then such transferee shall only be entitled to be admitted into the Company as a substituted member (and this Agreement shall be amended in accordance with the Delaware Act to reflect such admission), if: (i) the non-transferring Member reasonably approves the form and content of the instrument of transfer; (ii) the transferor and transferee named therein execute and acknowledge such other instruments as the non-transferring Member may deem reasonably necessary to effectuate such admission; (iii) the transferee in writing accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended; and (iv) the transferor pays, as the non-transferring Member may reasonably determine, all reasonable expenses incurred in connection with such admission, including, without limitation, legal fees and costs. To the maximum extent permitted by law, any assignee of an Interest who does not become a substituted member shall have no right to require any information or account of the Company's transactions, to inspect the Company books, or to vote on any of the matters as to which a member would be entitled to vote under this Agreement. An assignee shall only be entitled to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the assignor was entitled, to the extent assigned. A Member that transfers such Member's Interest shall not cease to be a member of the Company until the admission of the assignee as a substituted member.

6.04    Election; Allocations between Transferor and Transferee
Upon the transfer of the Interest of any Member or the distribution of any property of the Company to a Member, the Company shall file an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the transfer of all or any part of the Interest of a Member as hereinabove provided, Net Profits and Net Losses shall be allocated between the transferor and transferee on the basis of a computation method that is in conformity with the methods prescribed by Section 706 of the Code and Treasury Regulation Section 1.706-1(c)(2)(ii).

6.05    Partition
No Member shall have the right to partition any assets of the Company or any interest therein, nor shall a Member make application or proceeding for a partition thereto and, upon any breach of the provisions of this Section 6.05 by any Member, the other Member (in addition to all rights and remedies afforded by law or equity) shall be entitled to a decree or order restraining or enjoining such application, action or proceeding.

6.06    Waiver of Withdrawal and Purchase Rights
Except in connection with any transfer permitted in accordance with this Agreement, no Member may voluntarily withdraw, resign or retire from the Company without the prior written consent of the other Member, which consent may be withheld in such other Member's sole and absolute discretion. In furtherance of the foregoing, each Member hereby waives any and all rights such Member may have to withdraw and/or resign from the Company pursuant to Section 18-603 of the Delaware Act and hereby

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waives any and all rights such Member may have to receive the fair value of such Member's Interest in the Company upon such resignation and/or withdrawal pursuant to Section 18-604 of the Delaware Act.

6.07    No Appraisal Rights
Unless otherwise determined by the Members, none of the Members shall have any appraisal rights with respect to their Interests pursuant to Section 18-210 of the Delaware Act or otherwise.

6.08    Foreclosure of Interest
Notwithstanding any other terms of this Agreement, upon a foreclosure, sale or other transfer of any Interest in the Company pursuant to any security interest granted pursuant to Section 3.03(a), the holder of such Interest shall, upon the execution of a counterpart to Agreement (or an amendment thereto), automatically be admitted as a substituted member of the Company upon such foreclosure, sale or other transfer, with all of the rights and obligations thereof permitted hereunder. The Company acknowledges that the pledge of any Interest in the Company pursuant to Section 3.03(a) shall be a pledge not only of Net Profits and Net Losses of the Company, but also a pledge of all rights and obligations of the pledgor thereunder. Upon a foreclosure, sale or other transfer of any Interest in the Company pursuant to Section 3.03(a), the successor member may transfer its Interest in the Company in accordance with this Agreement. Notwithstanding any provision in the Delaware Act or any other provision contained herein to the contrary, the pledgor under Section 3.03(a) shall be permitted to pledge and, upon any foreclosure of such pledge in connection with the admission of the secured party or other holder as a substituted member, to transfer to the secured party or other holder its rights and obligations to the Company pursuant to the terms of such pledge agreement.

ARTICLE VII
MEMBER DEFAULT

7.01    Default Events
For purposes of this Article VII, the following shall constitute "Default Events":
(a)        Breach of Agreement. The breach of any material covenant, duty or obligation under this Agreement by any Member (other than a breach described in Section 7.01(b) or 7.01(c) for which there shall be no cure period) if (i) the breaching Member has received written notice from the other Member of the breach, and (ii) (A) the breach is not reasonably susceptible of being cured, or (B) if the breach is reasonably susceptible of being cured, the breaching Member has failed to commence the cure or remedy of the breach within fifteen (15) days following the effective date of the notice and failed to complete the cure or remedy within a reasonable period of time (not to exceed 60 days), unless the cure or remedy cannot be reasonably completed within such sixty (60)-day period and the breaching Member fails to diligently proceed with the cure or remedy to completion within an additional forty-five (45) days following the expiration of such initial sixty (60)-day period;
(b)    Capital Default. The failure of a Member to make timely a contribution required to be made pursuant to Section 3.02, or to timely repay any Default Loan in accordance with Section 3.03(a), followed by the election of the Contributing Member to treat such failure as a Default Event pursuant to Section 3.03(c);

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(c)        Prohibited Transfer, Encumbrance or Withdrawal. A Transfer or attempted Transfer by a Member of such Member's Interest in the Company (or portion thereof) or withdrawal or attempted withdrawal by a Member contrary to the provisions of Article VI;

(d)    Bankruptcy or Insolvency. The rendering, by a court with appropriate jurisdiction, of a decree or order (i) adjudging a Member bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition, or similar relief for a Member under the federal bankruptcy laws or any other similar applicable law or practice, provided that such decree or order shall remain in force, undischarged and unstayed, for a period of ninety (90) days;

(e)        Appointment of Receiver. The rendering, by a court with appropriate jurisdiction, of a decree or order (i) for the appointment of a receiver, a liquidator, or a trustee or assignee in bankruptcy or insolvency of a Member, or for the winding up and liquidation of such Member's affairs, provided that such decree or order shall have remained in force undischarged and unstayed for a period of sixty (60) days, or (ii) for the sequestration or attachment of any property of a Member without its return to the possession of such Member or its release from such sequestration or attachment within sixty (60) days thereafter; or

(f)        Bankruptcy Proceedings. A Member (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consents to the filing of a bankruptcy proceeding against such Member, (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, or similar relief for such Member under the federal bankruptcy laws or any other similar applicable law or practice, (iv) consents to the filing of any such petition, or to the appointment of a receiver, a liquidator, or a trustee or assignee in bankruptcy or insolvency for such Member or a substantial part of such Member's property, (v) makes an assignment for the benefit of such Member's creditors, (vi) is unable to or admits in writing such Member's inability to pay such Member's debts generally as they become due, or (vii) takes any action in furtherance of any of the aforesaid purposes.
For the purposes of implementing the provisions contained in this Article VII, the "Defaulting Member" shall be: (i) in the case of the event referenced in Section 7.01(a), the Member that has breached any material covenant, duty or obligation under this Agreement; (ii) in the case of the event referenced in Section 7.01(b), the Non-Contributing Member; (iii) in the case of the occurrence of the event referenced in Section 7.01(c), the Member that has transferred such Member's rights or interests or withdrawn from the Company contrary to the provisions of Article VI; and (iv) in the case of the occurrence of any of the events referenced in Sections 7.01(d), (e) and/or (f), the Member that is the subject of such court decree or order or has instituted such proceedings or filed such petitions or who is insolvent, etc. The term "Non-Defaulting Member" shall mean the Member that is not the Defaulting Member. For the avoidance of doubt, any Default by an Affiliate of a Member under any agreement between such Affiliate and the Company shall not constitute a Default Event by the Member under this Agreement. A Member shall cease to be a Defaulting Member solely for purposes of this Article VII following the occurrence of a Default Event with respect to such Member if the Non-Defaulting Member fails to deliver a Default Notice within the sixty (60)-day or ninety (90)-day periods, as the case may be, set forth in Section 7.02, following the occurrence of such Default Event.

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7.02    Rights Arising From a Default Event
Within sixty (60) days after the date that the Non-Defaulting Member is aware of the occurrence of an uncured Default Event (or ninety (90) days after the occurrence of any default described in Section 7.01(b)) the Non-Defaulting Member shall have the right, but not the obligation, to implement the default procedures set forth in this Article VII by delivering written notice ("Default Notice") thereof to the Defaulting Member. Failure of a Non-Defaulting Member to deliver a Default Notice within such sixty (60)-day or ninety (90)-day period shall not be deemed to be a waiver of the right to deliver a Default Notice upon the occurrence of any subsequent Default Event.

7.03    Determination of Defaulting Member's Purchase Price
Within thirty (30) days after the determination of the Appraised Value of the assets of the Company, the Accounting Firm shall determine the amount of cash which would be distributed to each Member if (i) the assets of the Company were sold for the Appraised Value thereof as of the effective date of the Default Notice; (ii) the liabilities of the Company were liquidated pursuant to Section 12.02(a); (iii) a reasonable reserve for any contingent, conditional or unmatured liabilities or obligations of the Company was established by the Non-Defaulting Member pursuant to Section 12.02(b); and (iv) any remaining amounts were distributed to the Members in accordance with the provisions of Section 12.02(c). Upon such determination, the Accounting Firm shall give each Member written notice ("Accountant's Notice") thereof. The determination by the Accounting Firm of such amounts, including all components thereof, shall be deemed conclusive absent any material computational error. In the case of a Default Event described in Section 7.01(a), (b) or (c), ninety percent (90%), and in all other cases, one hundred percent (100%), of the amount which would be distributed to the Defaulting Member pursuant to Section 5.01 shall be deemed the purchase price for the Defaulting Member's Interest (the "Defaulting Member's Purchase Price") for purposes of this Article VII; subject, however, to adjustment for any Default Loans as provided in Section 7.09.

(a)        Determination of Appraised Value. For purposes of this Article VII, the appraised value ("Appraised Value") of the assets of the Company shall be determined as follows: The Appraised Value shall be determined by one (1) or more independent qualified M.A.I. appraisers with at least five (5) years' experience appraising industrial real estate projects. The Non-Defaulting Member shall select one (1) appraiser and shall include such selection in the Default Notice. Within fifteen (15) Business Days following the effective date of the Default Notice, the Defaulting Member shall either agree to the appraiser selected by the Non-Defaulting Member or select a second (2nd) appraiser and give written notice to the Non-Defaulting Member of the person so selected. If either the Non-Defaulting Member or the Defaulting Member fails to appoint such an appraiser within the time period specified and after the expiration of five (5) Business Days following the effective date of written demand that an appraiser be appointed, then the appraiser duly appointed by the Member making such demand to appoint such appraiser shall proceed to make the appraisal as herein set forth, and the determination thereof shall be conclusive on both of the Members. If two (2) appraisers are selected, then such selected appraisers shall thereafter appoint a third (3rd) appraiser. If the two (2) selected appraisers fail to appoint a third (3rd) appraiser within ten (10) Business Days following the effective date of written notice from the Defaulting Member notifying the

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Non-Defaulting Member of the selection of the second (2nd) appraiser, then any Member may petition a court of competent jurisdiction to appoint a third (3rd) appraiser, in the same manner as provided for the appointment of an arbitrator pursuant to California Code of Civil Procedure Section 1281.6.
The appraiser or three (3) appraisers, as the case may be, shall promptly determine a date for the completion of the appraisal, which shall not be later than sixty (60) days from the effective date of appointment of the last appraiser.
The appraiser(s) shall determine the Appraised Value by determining the fair market value of the assets of the Company, such fair market value being the fairest price estimated in the terms of money which the Company could obtain if such assets were sold in the open market allowing a reasonable time to find a purchaser who purchases with knowledge of the business of the Company at the time of the occurrence of the Default Event.
Upon submission of the appraisals setting forth the opinions as to the Appraised Value of the assets of the Company, the two (2) such appraisals which are nearest in amount shall be retained, and the third (3rd) appraisal shall be discarded. The average of the two (2) retained appraisals shall constitute the Appraised Value of the assets of the Company for purposes of this Article VII; unless one (1) appraisal is the mean of the other two (2) appraisals, in which case such appraisal shall constitute the Appraised Value of the assets of the Company for purposes of this Article VII.

(b)    Payment of Costs. Except as provided below, the Non-Defaulting Member shall pay for the services of the appraiser appointed by such Member, and the Defaulting Member shall pay for the services of the appraiser appointed by such Member. The cost of the services of the third (3rd) appraiser, if any, shall be paid one-half (½) by the Non-Defaulting Member, on the one hand, and one-half (½) by the Defaulting Member, on the other hand. The costs of the services of the Accounting Firm and, in the event only one (1) appraiser is required, the cost of the services of such appraiser, shall be paid one-half (½) by the Non-Defaulting Member, on the one hand, and one-half (½) by the Defaulting Member, on the other hand.

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7.04    Non-Defaulting Members' Option
For a period of thirty (30) days after the effective date of the Accountant's Notice, the Non-Defaulting Member shall have the right, but not the obligation, to elect to purchase the entire Interest of the Defaulting Member for the Defaulting Member's Purchase Price, and on the terms and conditions set forth in this Article VII by giving written notice of such election to the Defaulting Member within such thirty (30)-day period. Failure by the Non-Defaulting Member to timely give written notice exercising such Member's right to elect to purchase set forth in this Section 7.04 shall be deemed an election by such Member to waive such right to purchase with respect to the particular Default Event that triggered the application of the provisions of this Article VII.

7.05    Closing Adjustments
Within five (5) days before the actual date of the closing pursuant to Section 7.06 below, the Accounting Firm shall recalculate the amount of cash which would be distributed to each Member pursuant to Section 5.01, if such amount were determined as of the closing date under Section 7.06 (in lieu of the effective date of the Default Notice) taking into account any contributions and/or distributions made after the effective date of the Default Notice. Upon such determination, the Accounting Firm shall give each Member written notice ("Adjusted Accountant's Notice") thereof. The Accounting Firm shall reasonably and in good faith adjust the Defaulting Member's Purchase Price, if and to the extent necessary, to take into account the adjustments described in the Adjusted Accountant's Notice and to take into account appropriate prorations that would have been made if there had been an actual sale of the Project to a third party as of the date of the closing under Section 7.06.

7.06    Closing of Purchase and Sale
The closing of a purchase and sale pursuant to this Article VII shall be held at the principal office of the Company in California on a Business Day designated by the Non-Defaulting Member that is not later than sixty (60) days after the expiration of the thirty (30)-day period set forth in Section 7.04. The Defaulting Member shall transfer to the purchasing Non-Defaulting Member (or such Member's nominee(s)) the entire Interest of the Defaulting Member free and clear of all liens, security interests, and competing claims and shall deliver to the Non-Defaulting Member (or such Member's nominee(s)) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims as the Non-Defaulting Member (or such Member's nominee(s)) shall reasonably request.

7.07    Representations and Warranties
At the closing, the Defaulting Member shall represent and warrant to the Non-Defaulting Member that the sale of the Defaulting Member's Interest to the Non-Defaulting Member (or its nominee) (i) does not violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Defaulting Member is a party (exclusive of any such agreement or other instrument or obligation to which the Company is a party), or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or

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regulation applicable to the Defaulting Member or any of the other properties or assets of the Defaulting Member. The Defaulting Member shall also represent and warrant to the Non-Defaulting Member at such closing that no notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with the sale of its Interest to the Non-Defaulting Member.

7.08    Payment of Defaulting Member's Purchase Price
The Non-Defaulting Member shall pay (or cause to be paid) the entire Defaulting Member's Purchase Price by delivering at the closing a confirmed wire transfer of readily available funds or one (1) or more certified or bank cashier's checks made payable to the order of the Defaulting Member.

7.09    Repayment of Default Loans
The Defaulting Member's Purchase Price shall be offset at the closing of such purchase by the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the Non-Defaulting Member to the Defaulting Member. Such Default Loan(s) (together with all accrued, unpaid interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If the Defaulting Member's Purchase Price is insufficient to fully offset the then unpaid principal balance of any and all Default Loans (together with all accrued, unpaid interest thereon) made by the Non-Defaulting Member to the Defaulting Member, then the portion of any such Default Loan(s) (and accrued, unpaid interest thereon) that remains outstanding following such offset shall be required to be paid by the Defaulting Member at the closing referenced in Section 7.06. Also, notwithstanding any other provision of this Agreement, the unpaid balance of any and all Default Loan(s) (including all outstanding principal amounts thereof and all accrued, unpaid interest thereon) made by the Defaulting Member to the Non-Defaulting Member be required to be paid by the Defaulting Member at the closing referenced in Section 7.06.

7.10    Release and Indemnity
On or before the closing of a purchase and sale held pursuant to this Article VII, the Non-Defaulting Member shall use such Member's reasonable and good faith efforts to obtain written releases of the Defaulting Member and the Defaulting Member's Affiliates from all liabilities under all Recourse Documents and Nonrecourse Documents and all other liabilities of the Company for which Affiliates may have personal liability, except to the extent caused by the fraud, bad faith, willful misconduct, gross negligence or breach of this Agreement by the Defaulting Member (or any Affiliate thereof). To the extent the Non-Defaulting Member is unable to obtain such releases on or before the closing, the Non-Defaulting Member and an Affiliate of the Non-Defaulting Member with a net worth reasonably acceptable to the Defaulting Member shall jointly and severally indemnify, defend and hold the Defaulting Member (and its Affiliates) wholly harmless from and against all such liabilities and guaranties, except for any liabilities arising out of the fraud, bad faith, willful misconduct, gross negligence or breach of this Agreement by the Defaulting Member (or any Affiliate thereof).

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7.11    Withdrawal of the Defaulting Member
If the Interest of the Defaulting Member is purchased by the Non-Defaulting Member (or its nominee) pursuant to this Article VII, then, effective as of the closing for such purchase, the Defaulting Member shall withdraw as a member of the Company. Notwithstanding the foregoing, any indemnity of the Defaulting Member and its Affiliates provided for under this Agreement including, without limitation, under Section 10.02(b) shall survive the sale of the Interest of the Defaulting Member and its withdrawal as a member of the Company.

7.12    Distribution of Reserves
The amount established by the Non-Defaulting Member for reserves pursuant to Section 7.03(iii) above shall be invested by the Company into a separate interest bearing account and shall be drawn upon solely to satisfy any contingent, unmatured or conditional liabilities or obligations of the Company in existence as of the effective date of the Default Notice for which such reserve was established. Within one (1) year following the closing of the purchase of the entire Interest of the Defaulting Member in the Company pursuant to this Article VII, the Non-Defaulting Member shall pay to the Defaulting Member an amount equal to the difference between the Defaulting Member's Purchase Price determined pursuant to Section 7.03 and the amount that the Defaulting Member's Purchase Price would have been equal to if (i) no reserves had been established or deducted in calculating the Defaulting Member's Purchase Price, and (ii) the amount used in determining the Defaulting Member's Purchase Price under Section 7.03(iv) had been reduced by the aggregate amount of any contingent, unmatured or conditional liabilities of the Company (for which such reserve was established) that were actually paid by the Company during such one (1)-year period. Any interest earned on the proceeds invested in the interest bearing account shall be paid to the Defaulting Member in the same ratio as the principal balance of such proceeds is distributed in accordance with this Section 7.12.

ARTICLE VIII
ELECTIVE BUY/SELL AGREEMENT

8.01    Buy/Sell Election
Either Member that is not a Defaulting Member (the "Electing Member") shall have the right, but not the obligation, at any time after the Lockout Date or an Impasse Event to elect to implement the buy/sell procedures set forth in this Article VIII by delivering written notice of such election ("Election Notice") to the other Member (the "Non-Electing Member"). The term "Lockout Date" means the earlier of (i) six (6) months after the Project Stabilization Date, or (ii) three (3) years after the Effective Date. The Election Notice shall set forth a stated value (the "Stated Value"), as determined in the sole and absolute discretion of the Electing Member, for all of the assets of the Company. For purposes of this Article VIII, a Member shall not be deemed to be a Defaulting Member after the expiration of the sixty (60)-day or ninety (90)-day period, as the case may be, set forth in Section 7.02.

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8.02    Determination of the Purchase Price
Within ten (10) Business Days following the effective date of any Election Notice (or as soon as reasonably possible thereafter), the Accounting Firm shall determine the aggregate amount of cash which would be distributed to each Member if (i) the assets of the Company were sold for their Stated Value as of the effective date of the Election Notice; (ii) the liabilities of the Company were liquidated pursuant to Section 12.02(a); (iii) a reserve was not established for any contingent, conditional or unmatured liabilities or obligations of the Company pursuant to Section 12.02(b); and (iv) any remaining amounts were distributed to the Members in accordance with the provisions of Section 5.01. Upon such determination, the Accounting Firm shall give each Member written notice ("Price Determination Notice") thereof. The determination by the Accounting Firm of such amounts including all components thereof, shall be deemed conclusive on all of the Members, absent any material computational error. One hundred percent (100%) of the amount that would be distributed to each Member pursuant to Section 12.04(c) shall be deemed the purchase price ("Purchase Price") for such Member's Interest for purposes of this Article VIII; subject, however, to adjustment for any Default Loans described in Section 8.08.

8.03    Non-Electing Member's Option
For a period of thirty (30) days following the effective date of the Price Determination Notice, the Non-Electing Member shall have the option to elect by delivering written notice (the "Purchase Notice") of such election to the Electing Member within such thirty (30)-day period, either (i) to purchase the Electing Member's entire Interest for the Purchase Price thereof, or (ii) to sell such Non-Electing Member's entire Interest to the Electing Member for the Purchase Price thereof. Failure of the Non-Electing Member to timely and validly make an election in accordance with this Section 8.03 shall constitute an election by such Non-Electing Member to sell such Non-Electing Member's entire Interest for the Purchase Price thereof to the Electing Member.

8.04    Deposit
WITHIN FIVE (5) BUSINESS DAYS AFTER THE EXPIRATION OF THE THIRTY (30)-DAY OPTION PERIOD SET FORTH IN SECTION 8.03, THE BUYING MEMBER SHALL DEPOSIT INTO AN ESCROW ACCOUNT ESTABLISHED BY THE BUYING MEMBER WITH A NATIONALLY RECOGNIZED TITLE COMPANY, A DEPOSIT (THE "DEPOSIT") BY A WIRE TRANSFER OF IMMEDIATELY AVAILABLE FEDERAL FUNDS IN AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE PURCHASE PRICE, WHICH SHALL BE NON-REFUNDABLE TO THE BUYING MEMBER IF THE CLOSING OF THE SALE FAILS TO OCCUR AS A RESULT OF THE BUYING MEMBER'S DEFAULT. UPON THE CLOSING OF THE SALE, THE DEPOSIT SHALL BE A CREDIT AGAINST THE PURCHASE PRICE. SUBJECT TO SECTION 8.10, IF THE SALE FAILS TO OCCUR DUE TO THE BUYING MEMBER, THEN THE SELLING MEMBER SHALL RETAIN THE DEPOSIT OF THE BUYING MEMBER AS LIQUIDATED DAMAGES, AS ITS SOLE AND EXCLUSIVE REMEDY AT LAW IN CONNECTION WITH SUCH DEFAULT. THE MEMBERS ACKNOWLEDGE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH THE SELLING MEMBER MAY SUFFER IN CONNECTION WITH A DEFAULT BY THE BUYING MEMBER UNDER THIS ARTICLE VIII. THEREFORE, SUBJECT TO SECTION 8.10, THE MEMBERS HAVE AGREED THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT

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THAT ANY MEMBER WOULD SUFFER IN SUCH EVENT IS AND SHALL BE THE RIGHT OF THE SELLING MEMBER TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, AS ITS SOLE AND EXCLUSIVE REMEDY AT LAW UNDER THIS ARTICLE VIII. THE MEMBERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE RETENTION OF THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF DELAWARE LAW (OR CALIFORNIA CIVIL CODE SECTION 3375 OR 3369 OR UNDER ANY OTHER STATE LAWS TO THE EXTENT DELAWARE LAW DOES NOT APPLY), BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE SELLING MEMBER PURSUANT TO DELAWARE LAW (OR CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 OR UNDER ANY OTHER STATE LAWS TO THE EXTENT DELAWARE LAW DOES NOT APPLY). NOTHING CONTAINED HEREIN SHALL LIMIT OR OTHERWISE AFFECT ANY RIGHTS THE SELLING MEMBER MAY HAVE TO OBTAIN SPECIFIC PERFORMANCE AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OTHER EQUITABLE REMEDIES. THE MEMBERS ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR COUNSEL WITH RESPECT TO THE FOREGOING PROVISIONS OF THIS SECTION 8.04 AND BY THEIR INITIALS SET FORTH BELOW INDICATE THAT THE FOREGOING REMEDIES ARE FAIR AND REASONABLE AND AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OF SUCH REMEDY AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (AND/OR IN ANY ARBITRATION PROCEEDING).

____/s/ HM, /s/ AL____ INITIALS OF TEJON	____/s/ BT, /s/ TS, /s/ ER____ INITIALS OF TEJON

8.05    Closing Adjustments
Within five (5) days before the actual date of the closing pursuant to Section 8.06 below, the Accounting Firm shall recalculate the amount of cash which would be distributed to each Member pursuant to Section 5.01 if such amount were determined as of the closing date under Section 8.06 (in lieu of the effective date of the Election Notice) taking into account any contributions and/or distributions that occur after the effective date of the Election Notice. Upon such determination, the Accounting Firm shall give each Member written notice ("Adjusted Price Determination Notice") thereof. The Accounting Firm shall reasonably and in good faith adjust the Defaulting Member's Purchase Price, if and to the extent necessary, to take into account the adjustments described in the Adjusted Price Determination Notice and to take into account appropriate prorations that would have been made if there had been an actual sale of the Project to a third party.

8.06    Closing of Purchase and Sale
The closing of a purchase and sale held pursuant to this Article VIII shall be held at the principal office of the Company on a Business Day designated by the buying Member within sixty (60) days following the earlier of (i) the effective date upon which the Non-Electing Member has delivered the Purchase Notice pursuant to Section 8.03, or (ii) the expiration of the thirty (30)-day option period set forth in Section 8.03. The selling Member shall transfer to the buying Member (or the buying Member's nominee(s)) the entire Interest of the selling Member free and clear of all liens, security interests, and competing claims and shall deliver to the buying Member (or the buying Member's nominee(s)) such

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instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims, as the buying Member (or the buying Member's nominee(s)) shall reasonably request. The Purchase Price for the selling Member's Interest shall be paid by the buying Member by delivering at the closing of a confirmed wire transfer of readily available funds or one (1) or more certified or bank cashier's checks made payable to the selling Member in an amount equal to the Purchase Price, less the amount of the Deposit paid by the buying Member pursuant to Section 8.04 above (which shall be released to the selling Member at the closing). Effective as of the closing for the purchase of the selling Member's Interest, the selling Member shall withdraw as a member of the Company. In connection with any such withdrawal, the buying Member may cause any nominee designated in the sole and absolute discretion of such Member to be admitted as a substituted member of the Company. Notwithstanding the foregoing, any indemnity of the selling Member and its Affiliates provided for under this Agreement including, without limitation, under Section 10.02(b) shall survive the sale of the Interest of the selling Member and its withdrawal as a member of the Company.

8.07    Representations and Warranties
At the closing, the selling Member shall represent and warrant to the buying Member that the sale of the selling Member's Interest to the buying Member (or its nominee) (i) does not violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the selling Member is a party (exclusive of any such agreement or other instrument or obligation to which the Company is a party), or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the selling Member or any of the other properties or assets of the selling Member (exclusive of its Interest in the Company). The selling Member shall also represent and warrant to the buying Member at such closing that no notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with the sale of its Interest to the buying Member.

8.08    Repayment of Default Loans
The Purchase Price shall be offset at the closing of such purchase by the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the buying Member to the selling Member. Such Default Loan(s) (together with all accrued, unpaid interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If the Purchase Price is insufficient to fully offset the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the buying Member to the selling Member, then the portion of any such Default Loan(s) (and accrued, unpaid interest thereon) that remains outstanding following such offset shall be required to be paid by the Defaulting Member at the closing referenced in Section 8.06. Also, notwithstanding any provision of this Agreement to the contrary, the unpaid balance of any and all Default Loan(s) (including all outstanding principal amounts thereof and all

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accrued, unpaid interest thereon) made by the selling Member to the buying Member shall be required to be paid by the Defaulting Member at the closing referenced in Section 8.06.

8.09    Release and Indemnity
On or before the closing of a purchase and sale held pursuant to this Article VIII, the buying Member shall use such Member's reasonable and good faith efforts to obtain written releases of the selling Member and the selling Member's Affiliates from all liabilities under all Recourse Documents and Nonrecourse Documents and all other liabilities of the Company for which the selling Member (and/or its Affiliates) may have personal liability, except to the extent caused by the fraud, bad faith, willful misconduct, gross negligence or breach of this Agreement by such selling Member (or any Affiliate thereof). To the extent the buying Member is unable to obtain such releases on or before the closing, the buying Member and an Affiliate of the buying Member with a net worth reasonably acceptable to the selling Member shall jointly and severally indemnify, defend and hold the selling Member (and its Affiliates) wholly harmless from and against all such liabilities and guaranties, except for any liabilities caused by the fraud, bad faith, willful misconduct, gross negligence or breach of this Agreement by such selling Member (or any Affiliate thereof).

8.10    Interim Event of Default
If any Member elects (or is deemed to elect) to be a buying Member in accordance with the provisions of this Article VIII and defaults in its obligations to timely and validly close any such purchase, then (i) the buying Member shall not have any further right to deliver an Election Notice pursuant to Section 8.01 for a period of one (1) year after the date of such default, and (ii) the selling Member shall have the right, but not the obligation, to elect to purchase the Interest of the defaulting Member by delivering a Purchase Notice to such defaulting Member within thirty (30) days following such default. If the selling Member makes the election described in clause (ii) above, then the Purchase Price for the defaulting Member's Interest shall be ninety percent (90%) of the amount that was otherwise determined under Section 8.02 and such purchase and sale shall otherwise be on the other terms and conditions set forth in this Article VIII. If the selling Member delivers a Purchase Notice pursuant to this Section 8.10, then the selling Member shall not be entitled to retain the Deposit under Section 8.04.

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8.11    Application of Provisions
The Members acknowledge and agree that if either Member has timely and validly delivered an Election Notice to the other Member and initiated the buy/sell procedures set forth in this Article VIII, then such other Member shall be precluded from delivering an Election Notice unless such buy/sell procedure has been terminated.

ARTICLE IX
REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER MATTERS

9.01    Tejon Representations
As of the Effective Date, each of the statements in this Section 9.01 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Tejon hereby represents and warrants as follows for the sole and exclusive benefit of Majestic, each of which is material and is being relied upon by Majestic as of the Effective Date:
(a)        Due Formation. Tejon is a duly organized corporation validly existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into and carry out the terms of this Agreement;
(b)    Required Actions. All corporate action required to be taken by Tejon to execute and deliver this Agreement has been taken by Tejon and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Tejon to execute and deliver this Agreement;
(c)        Binding Obligation. This Agreement and all other documents to be executed and delivered by Tejon pursuant to the terms of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Tejon, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting generally the enforcement of creditors' rights, and statutes or rules of equity concerning the enforcement of the remedy of specific performance (collectively, the "Enforceability Exceptions");
(d)    No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with (i) the execution and delivery of this Agreement by Tejon, or (ii) the consummation and performance by Tejon of the transactions contemplated by this Agreement (other than the usual and customary consents and permits required to be issued in connection with the development of the Property);
(e)        Violation of Law. Neither the execution and delivery of this Agreement by Tejon, nor the consummation by Tejon of the transactions contemplated hereby, nor compliance by Tejon with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Company and/or Tejon is a party as of the Effective Date or to which the Company and/or Tejon or any of the other properties or assets of the Company and/or Tejon may be subject as of the Effective Date, or (ii) violate any

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judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company and/or Tejon or any of the other properties or assets of the Company and/or Tejon as of the Effective Date;
(f)        No Litigation. To the Actual Knowledge of Tejon, there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement as to Tejon;
(g)    No Member Obligations. Tejon has not incurred any other obligations or liabilities (excluding any obligations or liabilities related to the Property) which could individually or in the aggregate adversely affect Tejon's ability to perform its obligations under this Agreement or which would become obligations or liabilities of Majestic or the Company;
(h)    Anti-Terrorism. Neither Tejon, nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers or directors, is, nor will they become, a Person with whom U.S. persons or entities are restricted from doing business under regulations of Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such Person;
(i)        No Plan Assets. Tejon does not hold the assets of any "employee benefit plan" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, any "plan" as described by Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or any Person deemed to hold the plan assets of the foregoing;
(j)        Financial Statements. The financial statements previously delivered by Tejon to Majestic fairly present the financial condition of Tejon as of the date of such financial statements, and no material adverse change has occurred in the financial condition of Tejon since such date;
(k)    Most Knowledgeable Individuals. Lyda, McMahon and Dean Brown ("Brown") are the individuals employed or affiliated with Tejon that have the most knowledge and information regarding the representations and warranties made in this Section 9.01; and
(l)        No Untrue Statements. To the Actual Knowledge of Tejon, no representation, warranty or covenant of Tejon in this Agreement contains or will contain any untrue statement of material facts or omits or will omit to state material facts necessary to make the statements or facts contained therein not misleading.
The term "Actual Knowledge of Tejon" means the actual present knowledge of Lyda, McMahon and Brown without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall Lyda, McMahon or Brown have any liability for the breach of any of the representations or warranties set forth in this Agreement.

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9.02    Majestic Representations
As of the Effective Date, each of the statements in this Section 9.02 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Majestic hereby represents and warrants as follows for the sole and exclusive benefit of Tejon, each of which is material and is being relied upon by Tejon as of the Effective Date:

(a)        Due Formation. Majestic is a duly organized limited liability company validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and carry out the terms of this Agreement;

(b)    Required Actions. All corporate action required to be taken by Majestic to execute and deliver this Agreement has been taken and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Majestic to execute and deliver this Agreement;

(c)        Binding Obligation. This Agreement and all other documents to be executed and delivered by Majestic pursuant to the terms of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Majestic, enforceable in accordance with their terms, except as such enforceability may be limited by any Enforceability Exception;

(d)    No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with (i) the execution and delivery of this Agreement, or (ii) the consummation and performance by Majestic of the transactions contemplated by this Agreement (other than the usual and customary consents and permits required to be issued in connection with the development of the Property);

(e)        Violation of Law. Neither the execution and delivery of this Agreement, nor the consummation by Majestic of the transactions contemplated hereby, nor compliance by Majestic with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Company and/or Majestic is a party as of the Effective Date or to which the Company and/or Majestic or any of the other properties or assets of the Company and/or Majestic may be subject as of the Effective Date, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company and/or Majestic or any of the other properties or assets of the Company and/or Majestic as of the Effective Date;
(f)        No Litigation. To the Actual Knowledge of Majestic, there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of any kind, pending or

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threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement to Majestic;

(g)    No Member Obligations. Majestic has not incurred any obligations or liabilities which could individually or in the aggregate adversely affect Majestic's ability to perform its obligations under this Agreement or which would become obligations or liabilities of Tejon or the Company;

(h)    Anti-Terrorism. Neither Majestic, nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers or directors, is, nor will they become, a Person with whom U.S. Persons are restricted from doing business under regulations of OFAC (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such Persons;

(i)        No Plan Assets. Majestic does not hold the assets of any "employee benefit plan" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, any "plan" as described by Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or any entity deemed to hold the plan assets of the foregoing;

(j)        Financial Statements. The financial statements previously delivered by Tejon to Majestic fairly present the financial condition of Tejon as of the date of such financial statements, and no material adverse change has occurred in the financial condition of Tejon since such date;

(k)    Most Knowledgeable Individuals. Brett Tremaine and Thomas Simmons are the individuals employed or affiliated with Majestic that have the most knowledge and information regarding the representations and warranties made in this Section 9.02;

(l)        No Untrue Statements. To the Actual Knowledge of Majestic, no representation, warranty or covenant of Majestic in this Agreement contains any untrue statement of material facts or omits to state material facts necessary to make the statements or facts contained therein not misleading.
The term "Actual Knowledge of Majestic" means the actual present knowledge of Brett Tremaine and Thomas Simmons without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall Brett Tremaine or Thomas Simmons have any liability for the breach of any of the representations or warranties set forth in this Agreement.

9.03    Brokerage Fee Representation and Indemnity
Except for Colliers International Greater Los Angeles, Inc. (which has been retained and will be paid for solely by Tejon), each Member hereby represents that such Member has not retained any broker, finder, agent or the like in connection with this Agreement or the transactions contemplated herein. Each Member hereby agrees to indemnify, defend and hold the other Member wholly harmless from and against

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all Losses arising out of any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated herein insofar as any such claim arises by reason of services alleged to have been rendered to or at the insistence of such indemnifying party. No Member shall receive any credit to its Capital Account or Unreturned Contribution Account or otherwise be reimbursed by the Company for any amounts paid by such Member pursuant to this Section 9.03.

9.04    Investment Representations
Each Member agrees as follows with respect to investment representations:
(a)        Member Understandings. Each Member understands the following:

(i)        No Registration. That the Interests in the Company evidenced by this Agreement have not been registered under the Securities Act of 1933, 15 U.S.C. § 15b et seq., the Delaware Securities Act, the California Corporate Securities Law of 1968 or any other state securities laws (the "Securities Acts") because the Company is issuing Interests in the Company in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering;
(ii)    Reliance by the Company. That the Company has relied upon the representation made by each Member that the Interest issued to such Member is to be held by such Member for investment; and
(iii)    No Distribution. That exemption from registration under the Securities Acts would not be available if any Interest in the Company was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligation to register the Interests or to assist the Members in complying with any exemption from registration under the Securities Acts if the Member should at a later date wish to dispose of such its Interest in the Company.

(b)    Acquisition for Own Account. Each Member hereby represents to the Company that such Member is acquiring its Interest in the Company for such Member's own account, for investment and not with a view to resale or distribution.

(c)    No Public Market. Each Member recognizes that no public market exists with respect to the Interests and no representation has been made that such a public market will exist at a future date.

(d)    No Advertisement. Each Member hereby represents that such Member has not received any advertisement or general solicitation with respect to the sale of the Interests.
(e)        Pre-Existing Business Relationship. Each Member acknowledges that such Member has a preexisting personal or business relationship with the Company or its officers, directors, or principal interest holders, or, by reason of such Member's business or financial experience or the business or financial experience of such Member's financial advisors (who are not affiliated with the Company), could be reasonably assumed to have the capacity to protect such Member's own interest in connection with the acquisition of its Interest. Each Member further acknowledges that such Member is familiar with the financial condition and prospects of the Company's business, and has discussed with the other Member the current activities of the Company. Each Member believes that the Interest is a security of the kind such

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Member wishes to purchase and hold for investment, and that the nature and amount of the Interest is consistent with such Member's investment program.

(f)        Due Investigation. Before acquiring any Interest in the Company, each Member has investigated the Company and its business and the Company has made available to each Member all information necessary for the Member to make an informed decision to acquire an Interest in the Company. Each Member considers itself to be a Person possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of the Member's investment in the Company.

9.05    Indemnification Obligations
In addition to the indemnity described in Section 9.03 above, each Member hereby unconditionally and irrevocably covenants and agrees to indemnify, defend and hold harmless the Company, the other Member and such other Member's partners, members, shareholders, officers, directors, employees, agents and other representatives (collectively, the "Affiliated Parties") from and against any and all Losses incurred by the other Member and/or such Affiliated Parties resulting from or arising out of any material inaccuracy or material breach of any representations or warranties made by such Member under this Agreement. No Member shall receive any credit to its Capital Account or Unreturned Contribution Account or otherwise be reimbursed by the Company for any amounts paid by such Member pursuant to this Section 9.05.

9.06    Survival of Representations, Warranties and Covenants
Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth in this Article IX and that the Company and the other Member have relied upon such representations, warranties and covenants. All representations, warranties and covenants contained in this Article IX shall survive the execution of this Agreement, the formation of the Company, the withdrawal of any Member as a member of the Company and the liquidation of the Company.

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ARTICLE X
LIABILITY, EXCULPATION, RESTRICTIONS ON COMPETITION,
FIDUCIARY DUTIES AND INDEMNIFICATION

10.01    Liability for Company Claims
Except as otherwise provided by this Agreement, the Delaware Act and/or any other applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

10.02    Exculpation, Indemnity and Reliance on Information
The Members hereby agree to the exculpation, indemnity and other provisions set forth below as follows:
(a)    Liability. No authorized Person, Member or Officer of the Company, or, if designated by the Executive Committee, any Affiliate or any direct and indirect members, partners, shareholders, directors, officers, managers, trustees and employees of any Member (collectively, the "Covered Persons") shall be liable or accountable in damages or otherwise to the Company or to any Member for any error of judgment or any mistake of fact or law or for anything that such Covered Person may do or refrain from doing hereafter, except to the extent caused by such Covered Person's fraud, bad faith, willful misconduct, gross negligence or breach of this Agreement.

(b)    Indemnity. To the maximum extent permitted by applicable law as it presently exists or may hereafter be amended, the Company hereby agrees to indemnify, defend (with counsel selected by the Executive Committee), protect and hold harmless, each Covered Person, from and against any and all Losses incurred by such Covered Person by reason of anything which such Covered Person may do or refrain from doing that arises out of or relates to the Company to the extent such Losses are not covered by insurance maintained by or for the benefit of such Covered Person. The foregoing obligation of the Company to indemnify, protect, defend and hold harmless each Covered Person shall extend to any Losses incurred by any Guarantor under any Recourse Document or Nonrecourse Document (or as a result of the rights of contribution described in Section 3.05). Notwithstanding the foregoing terms of this Section 10.02(b), no Covered Person (including any Guarantor) shall be entitled to be indemnified by the Company to the extent any such Losses are incurred by such Covered Person by reason of such Covered Person's fraud, bad faith, willful misconduct, gross negligence or breach of this Agreement (other than a failure to pay any amounts due under any such Recourse Document or Nonrecourse Document as a result of the breach or default of the Company).

The Administrative Member may cause the Company to pay any costs and/or expenses incurred by any Covered Person in defending any civil, criminal, administrative or investigative action, suit or proceeding prior to the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Covered Person (or, in the Executive Committee's reasonable discretion, a

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creditworthy Affiliate thereof) to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as authorized in this Section 10.02

(b). The obligation of the Company to indemnify, defend, protect and hold harmless each Covered Person under any provision of this Agreement shall survive the withdrawal of any Member from the Company and/or the liquidation of the Company, in each case solely to the extent such obligation of the Company arose prior to such withdrawal or liquidation.

If a claim for indemnification or payment of expenses under this Section 10.02(b) is not paid in full within thirty (30) calendar days after a written claim therefor by the Covered Person has been received by the Company, then the Covered Person may initiate an action to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Covered Person shall have the burden of proving that the Covered Person was entitled to the requested indemnification or payment of expenses under applicable law.

(c)    Reliance upon Information, Opinions, Reports, etc. A Covered Person shall be fully protected in relying in good faith upon the records of the Company, any information received by any Member or the Company with respect to the Project (financial or otherwise), and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

10.03    Limitation on Liability
Notwithstanding anything to the contrary contained in this Agreement (and without limiting any liability a party may have under the Delaware Act or other applicable law to return any distribution received by such party), no direct or indirect member, manager, partner, shareholder, officer, director, trustee or employee in or of any Member (collectively, the "Nonrecourse Parties") shall be personally liable in any manner or to any extent under or in connection with this Agreement, and neither any Member nor the Company shall have any recourse to any assets of any of the Nonrecourse Parties. Neither any Member nor any Nonrecourse Party shall have any liability for any punitive damages, lost profits, special damages or consequential damages based on any claim that arises out of or relates to this Agreement and/or the Company. The limitations on liability provided in this Section 10.03 is in addition to, and not in limitation of, any limitation on liability applicable to any Member or Nonrecourse Party provided by law or by this Agreement or any other contract, agreement or instrument.

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10.04    Activities of the Members and Their Affiliates
Subject to the terms hereof, each Member and their respective Affiliates, direct and indirect members, partners, shareholders, directors, managers, officers, employees, agents and trustees shall only be required to devote so much of their time to the business and affairs of the Company as is determined in the reasonable discretion of each such party. Subject to Section 10.05, neither Member nor any of its direct and indirect Affiliates, members, partners, shareholders, directors, officers, managers, employees, agents or trustees shall be prohibited from engaging in other businesses whether or not similar to the business of the Company.

10.05    Restrictions on Competition
(a)        Covenant Not to Compete. Each Member (the "Competing Member") hereby agrees (as a material inducement to the other Member to enter into this Agreement) that neither such Member nor any Affiliate thereof shall, without the prior written consent of the other Member (the "Non-Competing Member"), which consent may be withheld in such Non-Competing Member's sole and absolute discretion, directly or indirectly, whether or not for compensation (as a proprietor, partner, member, lender, shareholder, affiliate, officer, agent, director, consultant, trustee or otherwise) develop or construct a speculative industrial building (i.e., a building constructed without a tenant that has agreed to lease such building) that contains between one hundred twenty-five thousand (125,000) and one million (1,000,000) square feet of gross leasable area that is located in Kern County, California. Notwithstanding the foregoing, the Members acknowledge that (i) Tejon (and/or an Affiliate thereof) owns two (2) industrial projects at the Tejon Ranch Commerce Center commonly referred to as the 606,000 SF Five West Parcel and the 62-acre site known as Pads 18/19 (which are located in the immediate vicinity of the Project), and (ii) the Members and/or one (1) or more of their Affiliates have formed a limited liability company and together may form one (1) or more other limited liability companies or other entities in the future and each Member and its Affiliates may undertake any activities with respect to such real property described in clause (i) or clause (ii) above without regard to the restrictions set forth in this Section 10.05(a).

(b)    Termination of Restrictions. Notwithstanding any other provision contained in this Agreement, the restrictions set forth in Section 10.05(a) shall terminate for each Member on the first to occur of the date that (i) at least ninety percent (90%) of the gross leasable area contained in the Project has been leased, (ii) Tejon or Majestic withdraws as a member of the Company (exclusive of any withdrawal resulting from any Transfer of any Member's Interest to any Permitted Transferee), or (iii) the Company dissolves and liquidates.

(c)        Constructive Trust. If the Competing Member (or any Affiliate thereof), directly or indirectly, breaches or violates the terms of Section 10.05(a), then, in addition to any other rights or remedies the Non-Competing Member and/or the Company may have against the Competing Member (or such Affiliate) at law or in equity, the Competing Member shall be accountable to, and shall hold in trust for, the Company, any income, compensation or profit that the Competing Member (or such Affiliate) may derive from engaging in such activities.
(d)    Enforceability of Restrictions. If any of the restrictions in this Section 10.05 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too

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great a period of time, or over too great a geographical area, or by reason of any such restriction being too extensive in any other respect, then such restriction shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(e)        Irreparable Damage. Any breach of the covenants contained in this Section 10.05 by the Competing Member and/or any Affiliate thereof will cause irreparable damage to the Company and the Non-Competing Member, the exact amount of which will be difficult to ascertain, and the remedies at law for any such breach will be inadequate. Accordingly, if the Competing Member and/or any Affiliate thereof breaches the covenants contained in this Section 10.05, then in addition to any other remedy which may be available at law or in equity, the Company and the Non-Competing Member shall be entitled to specific performance and injunctive relief, without, in the event of a final judgment, posting a bond or other security.

10.06    Fiduciary Duties
The fiduciary duties otherwise owed by the Members to each other under the Delaware Act or otherwise are limited as follows:
(a)        Other Activities. Except as otherwise provided by this Agreement (including, without limitation, Section 10.05), to the maximum extent allowed by law, neither Member shall have any obligations (fiduciary or otherwise) with respect to the Company or to the other Member insofar as making other investment opportunities available to the Company or to the other Member. Except as otherwise provided in this Agreement, each Member may engage in whatever activities such Member may choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to the other Member. Except as otherwise provided in this Agreement, neither this Agreement nor any activities undertaken pursuant hereto shall prevent either Member from engaging in such activities, and to the maximum extent allowed by law, the fiduciary duties of the Members to each other and to the Company shall be limited solely to those arising from the business of the Company.
EACH MEMBER AGREES THAT THE MODIFICATION AND WAIVER OF THE FIDUCIARY DUTIES OF EACH MEMBER PURSUANT TO THIS ARTICLE X ARE FAIR AND REASONABLE AND HAVE BEEN UNDERTAKEN WITH THE INFORMED CONSENT OF EACH MEMBER. TO THE MAXIMUM EXTENT ALLOWED BY LAW, EACH MEMBER AGREES AND COVENANTS NOT TO CONTEST THE VALIDITY OF THE PROVISIONS OF THIS SECTION IN ANY COURT OF LAW (AND/OR IN ANY OTHER PROCEEDING).

(b)    Good Faith and Fair Dealing. Except as otherwise provided by this Agreement, each Member intends to limit the standard of care, degree of loyalty and fiduciary duties to the maximum extent allowed by law; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Without limiting the generality of the foregoing, each Member may exercise any of its rights and remedies under this Agreement without regard to any fiduciary duties that are owed to

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the Company or the other Member including, without limitation, the remedies set forth in Section 3.03 and Articles VII and VIII.

10.07    Non-Exclusivity of Rights
Except as otherwise provided in this Agreement, the rights conferred on any Person by this Article X shall not be exclusive of any other rights which such Person may have or hereafter acquire under any applicable law.

10.08    Amendment or Repeal
Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

10.09    Insurance
The Company may purchase and maintain insurance, to the extent and in such amounts as are determined by the Executive Committee on behalf of the Covered Persons and such other Persons as the Executive Committee shall determine in its reasonable discretion, against any liability or claim that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Executive Committee shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 10.02(b) hereof and containing such other procedures regarding indemnifications as are appropriate.

ARTICLE XI
BOOKS AND RECORDS

11.01    Books of Account and Bank Accounts
The taxable year of the Company shall be the year ending December 31. The Administrative Member shall maintain accurate and complete books of account and records showing the assets and liabilities, operations, transactions and financial condition of the Company on an accrual basis in accordance with Generally Accepted Accounting Principles, consistently applied. The Administrative Member shall also provide to the other Member within fifteen (15) days after the end of each calendar month (i) an unaudited monthly Net Cash Flow statement setting forth the calculation of Net Cash Flow and all disbursements of cash by the Company, and (ii) an unaudited statement of continuing operations for the Company, including a balance sheet for the Company, as of the end of the month, and a profit and loss statement for the month. The Administrative Member shall also provide to the other Member within fifteen (15) days after the end of each calendar quarter a detailed description of any material deviations from the Approved Business Plan during the preceding calendar quarter. Promptly after written request by the other Member, the Administrative Member shall deliver such other information as is reasonably requested by the other Member. The Administrative Member shall also provide on an annual basis within thirty (30)

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calendar days after each calendar year annual unaudited statements of the operations of the Company including (A) statement of net assets (balance sheet); (B) statement of operations; (C) statement of cash flows; and (D) statement of changes in Members' capital. The annual financial reports shall be delivered together with a written statement by the Administrative Member that includes (1) a representation by the Administrative Member that such annual statements fairly represent the financial condition of the Company, and (2) a representation by the Administrative Member that such financial statements have been prepared in accordance Generally Accepted Accounting Principles, consistently applied.
Upon not less than seventy-two (72) hours prior notice, the Administrative Member shall cooperate with the other Member, at the Company's sole cost and expense, to conduct an independent inspection and review of the books and records of the Company. The other Member shall have the authority to authorize the preparation of audited financial statements for the Company. The failure by the Administrative Member to deliver or otherwise cooperate timely with any item to be delivered or request made in accordance with the requirements of this Section 11.01 shall be considered a material breach of the Administrative Member's obligations under this Agreement (provided the foregoing shall not limit any cure rights the Administrative Member may have with respect to such breach under Section 2.16(c) or 7.01(a) above).
During normal business hours at the office of the Company, on not less than forty-eight (48) hours prior notice, all of the following shall be made available for inspection and copying by each Member at its own expense: (i) all books and records relating to the business and financial condition of the Company, (ii) a current list of the name and last known business, residence or mailing address of each Member, (iii) a copy of this Agreement, the Certificate of Formation for the Company and all amendments thereto, together with executed copies of any written powers-of-attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed, (iv) the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member to the capital of the Company and which each Member has agreed to contribute in the future, and (v) the date upon which each Member became a member of the Company.

11.02    Tax Returns
The Administrative Member shall cause to be prepared and timely filed and distributed to each Member, at the expense of the Company (and prepared by an accounting firm approved by the Executive Committee), all required federal and state tax returns for the Company which shall be delivered to the Members by no later than March 31 each year. The failure by the Administrative Member to deliver timely any tax return in accordance with the requirements of this Section 11.02 shall be considered a material breach of the Administrative Member's obligations under this Agreement if (i) such failure is not caused by the other Member's delay in delivering any information reasonably and timely requested in writing by the Administrative Member, and (ii) such failure is not caused by the accounting firm's failure to prepare such tax returns within the estimated timeframe provided by the accounting firm or any failure by the Executive Committee to agree on any accounting treatment or election (provided the foregoing shall not limit any cure rights the Administrative Member may have with respect to such breach under Section 2.16(c) or 7.01(a) above).
The Administrative Member is hereby designated as the "tax matters partner" of the Company as determined in accordance with the provisions of Section 6231(a)(7) of the Code and the Treasury

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Regulations promulgated thereunder. Following any resignation or removal of Majestic as the Administrative Member of the Company, Tejon shall be the "tax matters partner" of the Company. The Administrative Member (or Tejon if it has replaced Majestic as the "tax matters partner" of the Company) is specifically directed and authorized to (x) take whatever steps may be necessary or desirable to perfect its designation as "tax matters partner," including filing any forms or documents with the IRS, and (y) take such other action as may from time to time be required under the Code and the Regulations. The "tax matters partner" of the Company shall cause each other Member to be a "Notice Partner" within the meaning of Code Section 6231(a)(8). The "tax matters partner" of the Company shall be entitled to be reimbursed by the Company for all reasonable third-party out-of-pocket costs and expenses incurred in connection with any tax proceeding relating to the Company. Notwithstanding the foregoing, the "tax matters partner" of the Company shall (i) provide the Members with prompt notice and copies of all communications with the IRS, (ii) reasonably consult with the Members regarding the resolution of any disputes with the IRS, and (iii) not settle any such dispute, extend the statute of limitations with respect to such dispute, or take any other material action that would bind the Company or the Members in connection with such dispute, unless such decision is approved as a Major Decision. For taxable years beginning after 2017, the Administrative Member is hereby designated as the "partnership representative" of the Company (provided the Administrative Member shall not be authorized to take any action as the "partnership representative" of the Company that would require the consent of the Executive Committee if such action was taken by the "tax matters partner" of the Company). As the "partnership representative" of the Company, the Administrative Member will have the right to make an election to treat any "partnership adjustment" as an adjustment to be taken into account by each Member (and former member) in accordance with Section 6226 of the Code.

ARTICLE XII
DISSOLUTION AND WINDING UP OF THE COMPANY

12.01    Events Causing Dissolution of the Company
Upon any Member's bankruptcy, resignation, withdrawal, expulsion or other cessation to serve or the admission of a new member into the Company, the Company shall not dissolve but the business of the Company shall continue without interruption or break in continuity. However, the Company shall be dissolved and its affairs wound up upon the first to occur of any of the following events:
(a)        Failure to Deliver Initial Annual Business Plan. The election of Tejon to dissolve the Company if Majestic does not deliver the initial annual business plan for any reason to the Executive Committee pursuant to Section 2.07 within one hundred eighty (180) days following the Effective Date of this Agreement (provided such election is made prior to the date (if any) that the Executive Committee approves the initial business plan for the Company);
(b)    Failure to Approve Initial Business Plan. The election of either Member to dissolve the Company if the Executive Committee for any reason does not approve the initial annual business plan in its sole and absolute discretion pursuant to Section 2.07 prior to the first anniversary of the Effective Date (provided such election is made prior to the date (if any) that the Executive Committee approves the initial business plan for the Company);

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(c)        Sale of Assets. The sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of all consideration received in such transaction (including, without limitation, the collection of any promissory note received by the Company);
d)        Election of Members. The affirmative election of the Executive Committee to dissolve the Company; or
(e)        Decree of Dissolution. The entry of a decree of judicial dissolution pursuant to Section 18‑802 of the Delaware Act.
Except as provided above in this Section 12.01, neither Member shall have the right to, and each Member hereby waives to the maximum extent allowed by law the right to, unilaterally seek to dissolve or cause the dissolution of the Company or to unilaterally seek to cause a partial or whole distribution or sale of Company assets whether by court action or otherwise, it being agreed that any actual or attempted dissolution, distribution or sale would cause a substantial hardship to the Company and the other Member.

12.02    Winding Up of the Company
Upon the Liquidation of the Company caused by other than the termination of the Company under Section 708(b)(1)(b) of the Code (in which latter case the Company shall remain in existence in accordance with the provisions of such Section of the Code), the Administrative Member shall proceed to the winding up of the business and affairs of the Company. During such winding up process, the Net Profits, Net Losses and Cash Flow distributions shall continue to be shared by the Members in accordance with this Agreement. Subject to Section 12.03, the assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order:
(a)        Creditors. First, to creditors of the Company (including Members who are creditors) in the order of priority as provided by law;
(b)    Reserves. Second, to establishing any reserves which the Administrative Member reasonably determines are necessary for any contingent, conditional or unmatured liabilities or obligations of the Company; and
(c)        Remaining Amounts. Thereafter, to the Members in the order of priority set forth in Section 5.01.
Any reserves withheld pursuant to Section 12.02(b) shall be distributed as soon as practicable, as determined in the reasonable discretion of the Administrative Member, in the order of priority set forth in Section 12.02(c).
The Members believe and intend that the effect of making any and all liquidating distributions in accordance with the provisions of Section 12.02(c) shall result in such liquidating distributions being made to the Members in proportion to the positive balances standing in their respective Capital Accounts. If this is not the result, then the Administrative Member, upon the advice of tax counsel to the Company, is hereby authorized to make such amendments to the provisions of Article IV that are reasonably approved by the Executive Committee as may be necessary to cause such allocations to be in compliance with Code Section 704(b) and the Treasury Regulations promulgated thereunder.

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12.03    Distribution of Assets Upon Early Dissolution Events
Following the effective date of any notice delivered to dissolve the Company pursuant to Section 12.01(a) or 12.01(b), (i) Tejon shall not have any duty or obligation to convey (or cause to be conveyed) the Property (or any portion thereof) or any rights related thereto to the Company, and (ii) neither the Company nor Majestic shall have any rights to participate in, or otherwise realize any economic benefit from, the Property (or any rights related thereto). In the case of a dissolution pursuant to Section 12.01(a) or Section 12.01(b), (A) the Company shall transfer, convey and assign (to the extent assignable) to Tejon any and all studies, surveys, plans, engineering and all other materials and rights owned by the Company that in any way relate to or benefit the Property (collectively, the "Property Materials & Rights"), and (B) any such transfer, conveyance and assignment shall be made by the Company to Tejon for no consideration on an "AS-IS" basis without any representation or warranty whatsoever from the Company, Majestic and/or any Affiliate thereof. If Tejon's Representatives unreasonably withhold their approval of the Company's initial business plan pursuant to Section 2.07 and the Company is thereafter dissolved at the election of either Member pursuant to Section 12.01(b), then Tejon shall be required to reimburse the Company for all costs and expenses reimbursed or paid for by the Company to procure the Property Materials & Rights if and to the limited extent Majestic would otherwise receive less than the entire balance standing in its Unrecovered Contribution Account upon the dissolution of the Company. Any amounts contributed by Tejon pursuant to this Section 12.03 shall be distributed to the Members in accordance with the terms of Section 5.01.

12.04    Negative Capital Account Restoration
No Member shall have any obligation whatsoever upon the Liquidation of such Member's Interest, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member's Capital Account to the Company, to the other Member or to any other Person.
ARTICLE XIII
MISCELLANEOUS

13.01    Amendments
This Agreement may be amended and/or modified only with the written approval of both Members.

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13.02    Waiver of Conflict Interest
EACH MEMBER HEREBY ACKNOWLEDGES AND AGREES THAT, IN CONNECTION WITH THE DRAFTING, PREPARATION AND NEGOTIATION OF THIS AGREEMENT AND THE CONTRIBUTION AGREEMENT, THE FORMATION OF THE COMPANY AND ALL OTHER MATTERS RELATED THERETO, (I) ALLEN MATKINS LECK GAMBLE MALLORY & NATSIS LLP HAS ONLY REPRESENTED THE INTERESTS OF TEJON, AND NOT THE INTERESTS OF MAJESTIC, THE COMPANY OR ANY OTHER PARTY, AND (II) GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP HAS ONLY REPRESENTED THE INTERESTS OF MAJESTIC AND NOT THE INTERESTS OF TEJON, THE COMPANY OR ANY OTHER PARTY. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR ANY MEMBER MAY ALSO PERFORM SERVICES FOR THE COMPANY. TO THE EXTENT THAT THE FOREGOING REPRESENTATION CONSTITUTES A CONFLICT OF INTEREST, THE COMPANY AND EACH MEMBER HEREBY EXPRESSLY WAIVES ANY SUCH CONFLICT OF INTEREST. EACH MEMBER FURTHER ACKNOWLEDGES THAT THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY SHALL NOT BE DEEMED BY VIRTUE OF SUCH REPRESENTATION TO HAVE ALSO REPRESENTED ANY OTHER PARTY IN CONNECTION WITH ANY SUCH MATTERS.

13.03    Partnership Intended Solely for Tax Purposes
The Members have formed the Company as a Delaware limited liability company under the Delaware Act, and do not intend to form a corporation or a general or limited partnership under California or any other state law. The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 13.03 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities.

13.04    Notices
All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) facsimile or email. Any such notice or other communication shall be deemed received and effective upon the earlier of (A) if personally delivered, the date of delivery to the address of the Person to receive such notice; (B) if delivered by overnight commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender's delivery invoice from such carrier; (C) if mailed, on the date of delivery as shown by the sender's registry or certification receipt; or (D) if given by facsimile or email, when sent if received by the intended recipient of such facsimile or email prior to 5:00 p.m. on a Business Day or on the next Business Day if not received by the recipient of such facsimile prior to 5:00 p.m. on a Business Day. Any notice or other communication sent by facsimile or email must be confirmed within two (2) Business Days by letter mailed or delivered in accordance with the foregoing to be effective. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or communication shall refer to the date such communication

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becomes effective under the terms of this Section 13.04. Any such notice or other communication so delivered shall be addressed to the party to be served at the address for such party set forth in Section 1.02. The address for either Member may be changed by giving written notice to the other Member in the manner set forth in this Section 13.04. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

13.05    Construction of Agreement
The Article and Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the singular number shall include the plural and vice versa. Each Member acknowledges that (i) each Member is of equal bargaining strength; (ii) each Member has actively participated in the drafting, preparation and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, or any Exhibits attached hereto.

13.06    Counterparts
This Agreement may be executed and delivered in multiple counterparts including by facsimile or .pdf file, each of which shall be deemed an original Agreement, but all of which, taken together, shall constitute one (1) and the same Agreement, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

13.07    Attorneys' Fees
If any lawsuit, arbitration, mediation or other proceeding is commenced by any Member against any other Member that arises out of, or relates to, this Agreement, then the prevailing Member in such action shall be entitled to recover reasonable attorneys' fees and costs. Any judgment or order entered in any such action shall contain a specific provision providing for the recovery of all costs and expenses of suit including, without limitation, reasonable attorneys' and expert witness fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation.

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13.08    Approval Standard
The consent, approval or determination of any Member required or permitted under this Agreement may be withheld in such party's sole and absolute discretion, unless this Agreement provides that such consent or approval shall not be unreasonably withheld (or another standard is specifically provided for in this Agreement for such matter).

13.09    Further Acts
Each Member covenants, on behalf of such Member and such Member's successors and assigns, to execute, with acknowledgment, verification, or affidavit, if required, any and all documents and writings, and to perform any and all other acts, that may be reasonably necessary or desirable to implement, accomplish, and/or consummate the formation of the Company, the achievement of the Company's purposes, and any other matter contemplated under this Agreement.

13.10    Preservation of Intent
If any provision of this Agreement is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Members agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any one (1) or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the Members' rights and privileges described in this Agreement shall be enforceable to the fullest extent permitted by law.

13.11    Waiver
No consent or waiver, express or implied, by a party to or of any breach or default by any other party in the performance by such other party of such other party's obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party hereunder. Failure on the part of a party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such non-complaining or non-declaring party of the latter's rights hereunder.

13.12    Entire Agreement
This Agreement, together with the Contribution Agreement, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or other contemporaneous understanding, correspondence, negotiations or agreements between them respecting the subject matter hereof.

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13.13    Choice of Law
Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly acknowledge and agree that all of the terms and provisions of this Agreement shall be construed under the laws of the State of Delaware (without giving effect to the conflicts of laws and principles thereof). In furtherance of the foregoing, and pursuant to Section 17708.01(a) of the California Act, all rights, duties, obligations and remedies of the Members shall be governed by the Delaware Act (without giving effect to the conflicts of laws and principals thereof).

13.14    No Third-Party Beneficiaries
Except as otherwise set forth in Section 3.05 and Article X, the provisions of this Agreement are not intended to be for the benefit of, or enforceable by, any third party and shall not give rise to a right on the part of any third party (i) to enforce or demand enforcement of a Member's obligation to contribute capital, obligation to return distributions, or obligation to make other payments to the Company as set forth in this Agreement, or (ii) to demand that the Company, the Administrative Member or the other Member obtain financing or issue any capital call.

13.15    Successors and Assigns
Subject to the restrictions set forth in Article VI and Section 9.04, this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors, and assigns.

13.16    No Usury
Notwithstanding any other provision in this Agreement, the rate of interest charged by the Company or by any Member (and/or any Affiliate thereof) in connection with any obligation under this Agreement shall not exceed the maximum rate permitted by applicable law. To the extent that any interest charged by the Company or by any Member (and/or Affiliate thereof) shall have been finally adjudicated to exceed the maximum amount permitted by applicable law, such interest shall be retroactively deemed to have been a required repayment of principal (and any such amount paid in excess of the outstanding principal amount shall be promptly returned to the payor). In furtherance of the foregoing, the Members acknowledge and agree that pursuant to the Delaware Act, no obligation of a Member to the Company shall be subject to the defense of usury, and no Member shall impose the defense of usury with respect to any such obligation in any action.

13.17    Venue
If any litigation, claim or lawsuit directly or indirectly arising out of this Agreement is not required to be resolved in accordance with the JAMS procedures provided for under Section 13.18, then each Member hereby irrevocably consents to the maximum extent allowed by law to the exclusive jurisdiction of the state and federal courts located in California and to the exclusive venue of (i) the Eastern District of California for any federal action or proceeding arising out of, or relating to, this Agreement, and (ii) the Superior Court of California located in Kern County, California for any state action or proceeding arising out of, or relating to, this Agreement.

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13.18    Dispute Resolution
Any action to resolve any controversy or claim arising out of, or related to in any way to, this Agreement (exclusive of any impasse on any Major Decision) or the Contribution Agreement, including, without limitation, any alleged breach of this Agreement or the Contribution Agreement and any claim based upon any tort theory, however characterized shall be resolved through a binding arbitration before an arbitrator in accordance with the terms of this Section 13.18.

(a)        Binding Arbitration. Any Member desiring to bring any action under this Agreement or the Contribution Agreement shall give written notice to the other Member (the "Arbitration Notice"), which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by Section and title, if applicable, of the provisions of this Agreement or the Contribution Agreement pertaining to the dispute. This arbitration provision and its validity, construction, and performance shall be governed by the Federal Arbitration Act (the "FAA") and cases decided thereunder and, to the extent relevant, the laws of the State of California. Further, the terms and procedures governing the enforcement of this Section 13.18 shall be governed by and construed and enforced in accordance with the FAA, and not individual state laws regarding enforcement of arbitration agreements.

(b)    Selection of Arbitrator. The Members shall endeavor to agree, within thirty (30) days of the Arbitration Notice, upon a mutually acceptable arbitrator to resolve the dispute. The arbitrator shall be a single former judge of the Superior Court or the Court of Appeal of the State of California or a member in good standing with the California State Bar currently employed by or associated with the office of JAMS/ENDISPUTE ("JAMS") located in Los Angeles, California. The arbitrator shall have no direct or indirect social, political or business relationship of any sort with either of the Members, their respective legal counsel, or any other Person materially involved with the Project. If the Members cannot agree upon the arbitrator within such thirty (30)-day period, then JAMS, in its sole discretion, shall provide a list of three (3) arbitrators with the qualifications set forth above. Within ten (10) days of JAMS providing the above-described list, each Member shall be entitled to strike one (1) name from the list and so notify JAMS. JAMS, in its sole discretion, thereafter shall select as arbitrator any one (1) of the persons remaining on the list, and the person so selected shall thereafter serve as arbitrator. If for any reason JAMS is unable or unwilling to make such an appointment, then any Member may apply to the Superior Court of the State of California in and for the County of Los Angeles for appointment of any former judge of the Superior Court or the Court of Appeal of the State of California to serve as arbitrator. The appointment of an arbitrator, whether by JAMS or by the Superior Court pursuant to the foregoing, shall be made, and the arbitrator shall serve, without further objection from any Member, except on the ground of conflict of interest, if any, pursuant to the same rules that would apply if the arbitrator was serving as an active member of the Superior Court or Court of Appeal.

(c)        Location of Proceeding. The proceeding shall take place at a City of Los Angeles office of JAMS and shall be conducted pursuant to the provisions of JAMS Comprehensive Arbitration Rules & Procedures in effect on the date of the Arbitration Notice (the "Rules"); provided that in all events the rules of evidence in such proceeding shall be governed by the California Evidence Code. Discovery between the parties prior to the arbitration hearing shall be limited to the mutual exchange of relevant

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documents. Interrogatories and request for admissions shall not be allowed under any circumstance. Depositions of witnesses shall not be permitted, unless it is shown that the witness will be otherwise unavailable and it is necessary to preserve his or her testimony for the hearing. The arbitrator shall have the authority set forth in Section 1282.6 of the California Code of Civil Procedure to issue subpoenas requiring the attendance at the hearing of witnesses, and to issue subpoenas duces tecum for the production at the hearing of books, records, documents and other evidence.

(d)    Resolution Dispute. In resolving the dispute, the arbitrator shall apply Delaware law to the matter being considered under this Agreement. In resolving the dispute, the arbitrator shall apply the pertinent provisions of this Agreement without departure therefrom in any respect, and the arbitrator shall not have the power to change any of the provisions of the Agreement. The arbitrator shall try all of the issues including, without limitation, any issues that may be raised concerning whether the dispute is subject to the provisions of this Section 13.18 and any and all other issues, whether of fact or of law, and shall hear and decide all motions and matters of any kind. The arbitrator shall not be required to prepare a written statement of decision as to any interlocutory decision, but at the conclusion of the arbitration shall prepare a written statement of decision thereon which shall be final and binding upon the parties, and upon which judgment may be entered in accordance with applicable law in any court having jurisdiction thereof. Any interlocutory decisions by the arbitrator likewise shall be final and binding, except that the arbitrator shall have the power to reconsider such decisions for good cause shown. The Members shall not have the right to appeal the arbitration award consistent with the JAMS Optional Arbitration Appeal Procedure in effect at the time or any similar successor rules. The arbitration award shall be final and binding on the parties and judgment on the award may be entered in any court having jurisdiction. Subject to the limitations in this Section 13.18, the arbitrator shall have the authority to grant any equitable and legal remedies that would be available in a judicial proceeding. The arbitrator may award interim and final injunctive relief and other remedies, but may not award punitive, exemplary, treble, or other enhanced damages. The arbitrator shall have no power or authority to issue any award or determination that would amend or modify this Agreement. Notwithstanding the foregoing, a party shall be permitted to seek a temporary restraining order, or injunctive relief in a court of competent jurisdiction with regard to any controversy, dispute, or claim between them relating to or arising out of this Agreement, a breach of this Agreement, or the termination of the Administrative Member, where such relief is appropriate; provided that other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.18. Each Member shall use reasonable efforts to expedite the arbitration process, and each Member shall have the right to be represented by counsel.

(e)        Award of Fees. Subject to the obligation of the arbitrator to award such fees and expenses to the prevailing party as provided above, until the arbitrator issues his or her final statement of decision, each Member shall pay the fees and expenses of its attorneys and experts in connection with the adjudication and one-half of the fees and expenses of the arbitrator; provided, however, that the arbitrator shall have the same power as a judge pursuant to the California Code of Civil Procedure to award sanctions with reference to interlocutory matters. Each Member shall bear an equal (pro rata) share of any arbitration costs, including any administrative or hearing fees charged by the arbitrator or JAMS.

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(f)        Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH MEMBER HEREBY WAIVES EACH SUCH MEMBER'S RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) BASED UPON OR ARISING OUT OF OR RELATED TO THE COMPANY, THIS AGREEMENT, THE CONTRIBUTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY MEMBER AGAINST THE OTHER MEMBER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH MEMBER AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY AN ARBITRATOR AS PROVIDED ABOVE BUT THIS WAIVER SHALL BE EFFECTIVE EVEN IF, FOR ANY REASON WHATSOEVER, SUCH CLAIM OR CAUSE OF ACTION CANNOT BE TRIED BY SUCH ARBITRATOR. WITHOUT LIMITING THE FOREGOING, EACH MEMBER FURTHER AGREES THAT EACH SUCH MEMBER'S RIGHT TO A TRIAL BY JURY IS WAIVED TO THE MAXIMUM EXTENT ALLOWED BY LAW BY OPERATION OF THE FOREGOING AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE CONTRIBUTION AGREEMENT.

____/s/ HM, /s/ AL____ INITIALS OF TEJON	____/s/ BT, /s/ TS, /s/ ER____ INITIALS OF TEJON

(g)    Survivability. The provisions of this Section 13.18 shall survive the withdrawal of any Member from the Company and the dissolution and liquidation of the Company.

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13.19    Timing
All dates and times specified in this Agreement are of the essence and shall be strictly enforced.

13.20    Remedies for Breach of this Agreement
Except as otherwise specifically provided in this Agreement, the remedies set forth in this Agreement are cumulative and shall not exclude any other remedies to which a Person may be lawfully entitled.

13.21    Survivability of Representations and Warranties
All representations, warranties and covenants contained in this Agreement including, without limitation, the indemnities contained in Sections 7.10, 8.09, 9.03, 9.05 and 10.02(b) shall survive the execution of this Agreement, the formation of the Company, the withdrawal of any Member and the liquidation of the Company.

13.22    Reasonableness of Rights and Remedies
THE RIGHTS AND REMEDIES SET FORTH IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, SECTION 3.03 AND ARTICLES VII AND VIII) ARE A MATERIAL INDUCEMENT FOR EACH MEMBER TO ENTER INTO THIS AGREEMENT, AND THE MEMBERS WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT BUT FOR THE AGREEMENT OF EACH MEMBER TO BE BOUND BY SUCH REMEDIES. EACH MEMBER ACKNOWLEDGES AND AGREES THAT THE FOREGOING REMEDIES ARE FAIR AND REASONABLE AND HAVE BEEN ENTERED INTO WITH THE INFORMED CONSENT OF EACH MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES AND AGREES THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH THE COMPANY AND THE NON‑DEFAULTING MEMBER MAY SUFFER IN CONNECTION WITH THE OCCURRENCE OF ANY OF THE DEFAULTS DESCRIBED ABOVE. THEREFORE, EACH MEMBER AGREES THAT THE REMEDIES SET FORTH ABOVE REASONABLY AND FAIRLY REFLECT THE DETRIMENT THAT THE COMPANY AND THE NON‑DEFAULTING MEMBER WOULD SUFFER IN SUCH EVENT AND, IN LIGHT OF THE DIFFICULTY IN DETERMINING ACTUAL DAMAGES, REPRESENT A PRIOR AGREEMENT AMONG THE MEMBERS AS TO APPROPRIATE LIQUIDATED DAMAGES. EACH MEMBER ALSO AGREES THAT THE REMEDIES SET FORTH ABOVE ARE NOT INTENDED AS A FORFEITURE OR PENALTY UNDER DELAWARE OR ANY OTHER APPLICABLE STATE LAW. EACH MEMBER FURTHER COVENANTS NOT TO CONTEST THE VALIDITY OF THE REMEDIES SET FORTH ABOVE AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (AND/OR IN ANY ARBITRATION OR MEDIATION).

13.23    Force Majeure
The time period for each Member to perform any obligation under this Agreement shall be extended for the time period such Member (the "Obligated Member") is unable to perform such obligation as a result of any Force Majeure Delay. The term "Force Majeure Delay" means any delay as a result of war, national emergency, strikes (other than strikes or labor disturbances limited in scope to primarily the

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employees of the Obligated Member or any Affiliate thereof), riot or civil unrest, utility failure, acts of God (excluding inclement weather) or other events totally outside the control of the Obligated Member or any Affiliate thereof. Notwithstanding the foregoing, no Force Majeure Delay shall be deemed to exist as a result of (i) the Obligated Member's lack of funds (other than a temporary lack of funds resulting from any event totally outside the control of the Obligated Member described in the preceding sentence), or (ii) any delay solely caused by any act or omission of the Obligated Member or any Affiliate thereof, and in any event, the length of any Force Majeure Delay shall be reduced by (A) the time period that elapses after the tenth Business Day following the initial cause of the delay through the date the Obligated Member notifies the other Member in writing of the delay and the reason for the delay (if the Obligated Member has previously failed to provide such notice to the other Member on or before the tenth Business Day following the initial cause of the delay), or (B) the length of any delay caused by the Obligated Member's failure to promptly exercise and continue to exercise reasonable commercial efforts to remove or overcome such delay. All other delays from acts or events are explicitly excluded from Force Majeure Delays and shall not extend the time period for any Member to perform any of its obligations under this Agreement.

ARTICLE XIV
DEFINITIONS

14.01    Accountant's Notice
The term "Accountant's Notice" is defined in Section 7.03.

14.02    Accounting Firm
The term "Accounting Firm" means Ernst & Young or such other accounting firm as selected by the Executive Committee.

14.03    Actual Knowledge of Majestic
The term "Actual Knowledge of Majestic" is defined in Section 9.02.

14.04    Actual Knowledge of Tejon
The term "Actual Knowledge of Tejon" is defined in Section 9.01.

14.05    Adjusted Accountant's Notice
The term "Adjusted Accountant's Notice" is defined in Section 7.05.

14.06    Adjusted Capital Account
The term "Adjusted Capital Account" means, with respect to each Member as of the end of each Fiscal Year of the Company, such Member's Capital Account (i) reduced by any anticipated allocations, adjustments and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6), and (ii) increased by the amount of any deficit in such Member's Capital Account that such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) or under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations at the end of such Fiscal Year.

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14.07    Adjusted Price Determination Notice
The term "Adjusted Price Determination Notice" is defined in Section 8.05.

14.08    Administrative Member
The term "Administrative Member" is defined in Section 2.03.

14.09    Affiliate
The term "Affiliate" means any Person which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to (i) vote more than fifty percent (50%) of the outstanding voting securities of such Person, or (ii) otherwise direct management policies of such Person by contract or otherwise.

14.10    Affiliate Agreements
The term "Affiliate Agreements" is defined in Section 2.15.

14.11    Affiliated Member
The term "Affiliated Member" is defined in Section 2.15.

14.12    Affiliated Parties
The term "Affiliated Parties" is defined in Section 9.05.

14.13    Agreed Value
The term "Agreed Value" is defined in Section 3.01(b)(i).

14.14    Agreement
The term "Agreement" means this Limited Liability Company Agreement of TRC‑MRC 1, LLC.

14.15    Applicable ABP Date
The term "Applicable ABP Date" is defined in Section 2.07.

14.16    Applicable Construction Costs
The term "Applicable Construction Costs" is defined in Section 2.10.

14.17    Appraised Value
The term "Appraised Value" is defined in Section 7.03(a).

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14.18    Approved Business Plan
The term "Approved Business Plan" is defined in Section 2.07.

14.19    Arbitration Notice
The term "Arbitration Notice" is defined in Section 13.18(a).

14.20    Book Basis
The term "Book Basis" means, with respect to any asset of the Company, the Gross Asset Value (as determined under this Agreement). The Book Basis of all assets of the Company shall be adjusted thereafter by depreciation as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and any other adjustment to the basis of such assets other than depreciation or amortization.

14.2    Brown
The term "Brown" is defined in Section 9.01(k).

14.21    Business Day
The term "Business Day" means any day other than Saturday, Sunday, or other day on which commercial banks in California are authorized or required to close under the laws of such state or the United States.

14.22    Business Plan Period
The term "Business Plan Period" means the twelve (12)-month period ending December 31 of each year; provided that the initial Business Plan Period shall be the period beginning on the Contribution Date and ending on the estimated Project Stabilization Date; the second Business Plan Period shall be the period beginning on the day after the Project Stabilization Date and ending on the subsequent December 31; and the last Business Plan Period shall end on the date the final liquidation and termination of the Company is completed.

14.23    California Act
The term "California Act" means the California Revised Uniform Limited Liability Company Act as set forth in Title 2.6, Chapter 1 et seq. of the California Corporations Code, as hereafter amended from time to time.

14.24    Capital Account
The term "Capital Account" means with respect to each Member, the amount of money contributed by such Member to the capital of the Company, increased by the aggregate fair market value at the time of contribution (as determined by the Executive Committee) of all property contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), the aggregate amount of all Net Profits allocated to such Member, and any and all items of gross income and gain specially allocated to such Member pursuant to Sections 4.03 and 4.04, and decreased by the amount of money distributed to such Member by the Company (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the aggregate fair market value at the time of distribution (as determined by the Executive Committee) of all property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), the amount of any Net Losses allocated to such Member, and any and all losses and deductions, including, without limitation, any and all partnership and/or partner "nonrecourse deductions" specially allocated to such Member pursuant to Sections 4.03 and 4.04. The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital

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Accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations.

14.25    Capital Call Notice
The term "Capital Call Notice" is defined in Section 3.02.

14.26    Cash Flow
The term "Cash Flow" means the excess, if any, of all cash receipts of the Company as of any applicable determination date in excess of the sum of (i) all cash disbursements (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member and any reimbursements made to any Member, but exclusive of distributions to the Members in their capacities as such) of the Company prior to that date, and (ii) any reserve, reasonably determined by Administrative Member, for anticipated cash disbursements, including debt service, that will have to be made before additional cash receipts from third parties will provide the funds therefor.

14.27    Certificates
The term "Certificates" is defined in Section 3.03(a).

14.28    Code
The term "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time (and/or any corresponding provision of any superseding revenue law).

14.29    Commerce
The term "Commerce" is defined in Section 2.04(f).

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14.30    Company
The term "Company" means the limited liability company created pursuant to this Agreement and the filing of the Certificate of Formation for the Company with the Office of the Delaware Secretary of State in accordance with the provisions of the Delaware Act.
14.31    Competing Member
The term "Competing Member" is defined in Section 10.05(a).

14.32    Construction Contract
The term "Construction Contract" is defined in Section 2.10.

14.33    Construction Loan
The term "Construction Loan" is defined in Section 3.04.

14.34    Consultants
The term "Consultants" is defined in Section 2.11.

14.35    Contributing Member
The term "Contributing Member" is defined in Section 3.03.

14.36    Contributing Party
The term "Contributing Party" is defined in Section 3.05.

14.37    Contribution Agreement
The term "Contribution Agreement" is defined in Section 2.07.

14.38    Contribution Date
The term "Contribution Date" is defined in Section 3.02.

14.39    Covered Persons
The term "Covered Persons" is defined in Section 10.02(a).

14.40    Default Events
The term "Default Events" is defined in Section 7.01.

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14.41    Default Loan
The term "Default Loan" is defined in Section 3.03(a).

14.42    Default Notice
The term "Default Notice" is defined in Section 7.02.

14.43    Defaulting Member
The term "Defaulting Member" is defined in Section 7.01.

14.44    Defaulting Member's Purchase Price
The term "Defaulting Member's Purchase Price" is defined in Section 7.03.

14.45    Delaware Act
The term "Delaware Act" means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as hereafter amended from time to time.

14.46    Delinquent Contribution
The term "Delinquent Contribution" is defined in Section 3.03.

14.47    Deposit
The term "Deposit" is defined in Section 8.04.

14.48    Design-Builder
The term "Design-Builder" is defined in Section 2.10.

14.49    Development Budget
The term "Development Budget" is defined in Section 2.08.

14.50    Development Fee
The term "Development Fee" is defined in Section 2.11.

14.51    Development Plan
The term "Development Plan" is defined in Section 2.08.

14.52    Dilution Percentage
The term "Dilution Percentage" is defined in Section 3.03(b).

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14.53    Effective Date
The term "Effective Date" is defined in the Preamble.

14.54    Electing Member
The term "Electing Member" is defined in Section 8.01.

14.55    Election Notice
The term "Election Notice" is defined in Section 8.01.

14.56    Enforceability Exceptions
The term "Enforceability Exceptions" is defined in Section 9.01(c).

14.57    Executive Committee
The term "Executive Committee" is defined in Section 2.01(a).

14.58    FAA
The term "FAA" is defined in Section 13.18(a).

14.59    Fiscal Year
The term "Fiscal Year" means the twelve (12)-month period ending December 31 of each year; provided that the initial Fiscal Year shall be the period beginning on the Effective Date and ending on December 31, 2016, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed. To the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than full calendar year periods.

14.60    Force Majeure Delay
The term "Force Majeure Delay" is defined in Section 13.23.

14.61    Gross Asset Value
The term "Gross Asset Value" means, in respect to any asset of the Company, the asset's adjusted tax basis for federal income tax purposes; provided, however, that (i) the Gross Asset Value of any asset contributed or deemed contributed by a Member to the Company or distributed to a Member by the Company shall be the gross fair market value of such asset (without taking into account Section 7701(g) of the Code), as determined by the Executive Committee; (ii) the Gross Asset Values of all Company assets may be adjusted to equal their respective gross fair market values (without taking into account Section 7701(g) of the Code), as determined by the Executive Committee, upon the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (iii) the Gross Asset Values of all Company assets may be adjusted, by the Executive Committee, to equal their respective gross fair market values (taking into account Section 7701(g) of the Code), as reasonably determined by the Executive Committee, as of (A) the date of the acquisition of an additional interest in the Company by any new or existing member in exchange for more than a de minimis contribution to the capital of the Company, or (B) upon the Liquidation of the Company or the distribution by the Company to a retiring or continuing member of more than a de minimis amount of money or other Company property in reduction of such Member's Interest. Any adjustments made to the Gross Asset Value of Company assets pursuant to the foregoing provisions shall be reflected in the Members' Capital Account balances in the manner set forth in Treasury Regulation Sections 1.704‑1(b) and 1.704‑2.

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14.62    Guarantor(s)
The terms "Guarantor" and "Guarantors" are defined in Section 3.05.

14.63    Hypothetical Distribution
The term "Hypothetical Distribution" means, with respect to each Member and any Fiscal Year, the amount that would be received by such Member (or, in certain cases, reduced as appropriate by the amount such Member would be obligated to pay) if all Company assets were sold for cash equal to their Book Basis, all Company liabilities were satisfied to the extent required by their terms (limited, with respect to each nonrecourse liability to the Book Basis of the assets securing each such liability), and the net assets of the Company were distributed in full to the Members pursuant to Section 5.01.

14.64    Impasse Event
The term "Impasse Event" is defined in Section 2.02(k).

14.65    Improvements
The term "Improvements" is defined in Section 1.03.

14.66    Interest
The term "Interest" means with respect to each Member, all of such Member's right, title and interest in and to the Net Profits, Net Losses, Cash Flow, distributions and capital of the Company, and any and all other interests therein in accordance with the provisions of this Agreement and the Delaware Act.

14.67    JAMS
The term "JAMS" is defined in Section 13.18(b).

14.68    Just Cause Event
The term "Just Cause Event" is defined in Section 2.16(c).

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14.69    Lender(s)
The terms "Lender" and "Lenders" are defined in Section 3.04.

14.70    Liquidation
The term "Liquidation" means, (i) with respect to the Company the earlier of the date upon which the Company is terminated under Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and (ii) with respect to a Member wherein the Company is not in Liquidation, means the liquidation of a Member's interest in the Company under Treasury Regulation Section 1.761-1(d).

14.71    Loans
The term "Loans" is defined in Section 3.04.

14.72    Lockout Date
The term "Lockout Date" is defined in Section 8.01.

14.73    Losses
The term "Losses" is defined in Section 3.05.

14.74    Lyda
The term "Lyda" is defined in Section 2.01(b).

14.75    Majestic
The term "Majestic" is defined in the Preamble.

14.76    Majestic Group
The term "Majestic Group" is defined in the Section 6.02(e).

14.77    Major Decisions
The term "Major Decisions" is defined in Section 2.04.

14.78    Marketing Plan
The term "Marketing Plan" is defined in Section 2.13.

14.79    Master Developer Work
The term "Master Developer Work" is defined in Section 2.12.

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14.80    McMahon
The term "McMahon" is defined in Section 2.01(b).

14.81    Member(s)
The term "Members" means Tejon and Majestic, collectively; the term "Member" means either one (1) of the Members.

14.82    MRC
The term "MRC" is defined in Section 6.02(c).

14.83    Net Profits and Net Losses
The terms "Net Profits" and "Net Losses" mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (i) such taxable income or loss shall be adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Sections 1.704-1(b), and (ii) any and all items of gross income, gain, loss and/or deductions, including, without limitation, any and all partnership and/or partner "nonrecourse deductions" specially allocated to any Member pursuant to Sections 4.03 and 4.04 shall not be taken into account in calculating such taxable income or loss.

14.84    Non-Competing Member
The term "Non-Competing Member" is defined in Section 10.05(a).

14.85    Non-Contributing Member
The term "Non-Contributing Member" is defined in Section 3.03.

14.86    Non-Contributing Party
The term "Non-Contributing Party" is defined in Section 3.05.

14.87    Non-Defaulting Member
The term "Non-Defaulting Member" is defined in Section 7.01.

14.88    Non-Electing Member
The term "Non-Electing Member" is defined in Section 8.01.

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14.89    Nonrecourse Documents
The term "Nonrecourse Documents" is defined in Section 3.05.

14.90    Nonrecourse Parties
The term "Nonrecourse Parties" is defined in Section 10.03.

14.91    Obligated Member
The term "Obligated Member" is defined in Section 13.23.

14.92    OFAC
The term "OFAC" is defined in Section 9.01(h).

14.93    Officers
The term "Officers" is defined in Section 2.17(a).

14.94    Operating Budget
The term "Operating Budget" is defined in Section 2.09.

14.95    Partially Adjusted Capital Account
The term "Partially Adjusted Capital Account" means, with respect to each Member and taxable year, the Capital Account of such Member at the beginning of such taxable year, adjusted as set forth in the definition of "Capital Account" for all contributions and distributions during such year and all special allocations pursuant to Sections 4.03 and 4.04, but before giving effect to any allocation to Net Profits or Net Losses for such taxable year pursuant to Section 4.01 or 4.02.

14.96    Percentage Interest
The term "Percentage Interest" means, with respect to each Member, the percentage set forth opposite such Member's name on Exhibit "A" attached hereto under the column labeled "Percentage Interest," subject to any adjustment pursuant to Section 3.03(b).

14.97    Permanent Loan
The term "Permanent Loan" is defined in Section 3.04.

14.98    Permitted Transferees
The term "Permitted Transferees" is defined in Section 6.02.

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14.99    Person
The term "Person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee, or any other individual or entity, in its own or any representative capacity.

14.100    Pre-Development Budget
The term "Pre-Development Budget" is defined in Section 2.06.

14. 101    Price Determination Notice
The term "Price Determination Notice" is defined in Section 8.02.

14.102    Pro Rata Share
The term "Pro Rata Share" is defined in Section 3.05.

14.103    Project
The term "Project" is defined in Section 1.03.

14.104    Project Stabilization Date
The term "Project Stabilization Date" means the first date that the Company has under lease and occupancy by tenants at least ninety-five percent (95%) of the space available for lease in the Project.

14.105    Property
The term "Property" is defined in Section 1.03.

14.106    Property Management Fee
The term "Property Management Fee" is defined in Section 2.14.

14.10    Property Material & Rights
The term "Property Material & Rights" is defined in Section 12.03.

14.107    Purchase Notice
The term "Purchase Notice" is defined in Section 8.03.

14.108    Purchase Price
The term "Purchase Price" is defined in Section 8.02.

14.109    Quorum
The term "Quorum" is defined in Section 2.02(a).

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14.110    Real Estate Assets
The term "Real Estate Assets" is defined in the Section 6.02(d).

14.111    Recourse Documents
The term "Recourse Documents" is defined in Section 3.05.

14.112    Regulatory Allocations
The term "Regulatory Allocations" is defined in Section 4.04.

14.113    Removal Notice
The term "Removal Notice" is defined in Section 2.16(c).

14.114    Representative(s)
The terms "Representative" and "Representatives" are defined in Section 2.01(b).

14.115    Response Period
The term "Response Period" is defined in Section 2.05.

14.116    Roski
The term "Roski" is defined in Section 6.02(c).

14.117    Roski Family
The term "Roski Family" is defined in Section 6.02(c).

14.118    Rules
The term "Rules" is defined in Section 13.18(c).

14.119    Securities Acts
The term "Securities Acts" is defined in Section 9.04(a)(i).

14.120    Shortfall
The term "Shortfall" is defined in Section 3.02.

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14.121    Stated Value
The term "Stated Value" is defined in Section 8.01.

14.122    Substantial Completion Date
The term "Substantial Completion Date" means the date that a temporary certificate of occupancy (or its equivalent) is issued for the occupancy of the Project (excepting therefrom all tenant improvements), pursuant to which the local governing authority generally acknowledges that the Project and its construction is complete and available for occupancy for its intended use.

14.123    Target Capital Account
The term "Target Capital Account" means, with respect to each Member and any taxable year, an amount (which may be either a positive or a deficit balance) equal to the Hypothetical Distribution such Member would receive (or, in certain cases, reduced as appropriate by the amount such Member would be required to pay), minus the Member's share of Company minimum gain determined pursuant to Treasury Regulation Section 1.704‑2(g), and minus the Member's share of partner minimum gain determined in accordance with Treasury Regulation Section 1.704‑2(i)(5), all computed immediately prior to the hypothetical sale described in the definition of "Hypothetical Distribution."

14.124    Tejon
The term "Tejon" is defined in the Preamble.

14.125    Tejon Group
The term "Tejon Group" is defined in the Section 6.02(d).

14.126    Transfer
The term "Transfer" is defined in Section 6.01.

14.128    Treasury Regulation
The term "Treasury Regulation" means any proposed, temporary and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any superseding revenue law and/or regulation).

14.129    Unreturned Contribution Account
The term "Unreturned Contribution Account" means a separate account to be maintained by the Company for each Member that will be credited by the Agreed Value of the Property (in the case of Tejon), the agreed value of any other property contributed by such Member, and the amount of money contributed (or deemed contributed) by such Member to the capital of the Company and credited to such account pursuant to Sections 3.01(a), 3.01(b)(i), 3.01(b)(ii), 3.02, 3.03(a) or 3.03(b), and decreased by the amount of money distributed (or deemed distributed) by the Company to such Member pursuant to Sections 3.01(b)(ii), 3.03(a), 3.03(b) or 5.01(a), and the fair market value at the time of distribution (as determined by the Executive Committee) of any property distributed to such Member by the Company (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) pursuant to Section 5.01(a).

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

"Tejon"	TEJON INDUSTRIAL CORP., a California corporation

By:	/s/ Hugh F. McMahon IV
Name: Hugh F. McMahon IV
Its: Executive Vice President - Commercial and Industrial Real Estate

By:	/s/ Allen E. Lyda
Name: Allen E. Lyda
Its: Executive Vice President - CFO

"Majestic"	MAJESTIC TEJON I, LLC, a Delaware limited liability company

By:	Majestic Realty Co., a California corporation Its: Manager

By:	/s/ EDWARD P. ROSKI, JR.
Name: EDWARD P. ROSKI, JR.
Its: President and Chairman of the Board

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EXHIBIT "A"
NAMES, ADDRESSES, PERCENTAGE INTERESTS AND
INITIAL CASH CONTRIBUTIONS OF THE MEMBERS

Member	Percentage Interest	Initial Cash Contribution
Tejon Industrial Corp. P.O. Box 1000 Lebec, CA 93243 Attn.: Allen Lyda and Hugh McMahon	50.0%	$100,000
Majestic Tejon I, LLC 13191 Crossroads Parkway North, 6th Floor City of Industry, CA 91746-3497 Attn.: Edward P. Roski, Jr. and Brett A. Tremaine	50.0%	$100,000
Totals	______ 100.0%	________ $200,000

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FINAL VERSION

EXHIBIT "B"
LEGAL DESCRIPTION OF THE PROPERTY
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL 31 OF PARCEL MAP NO. 9974 FILED FOR RECORD ON NOVEMBER 24, 1993 IN PARCEL MAP BOOK 46, PAGES 4 THROUGH 37 (INCLUSIVE), IN THE OFFICE OF THE KERN COUNTY RECORDER; ALSO BEING A PORTION OF THE NORTH HALF OF SECTION 31, TOWNSHIP 11 NORTH, RANGE 19 WEST, S.B.M., IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH QUARTER CORNER OF SAID SECTION 31; THENCE SOUTH 79°03’48” EAST, A DISTANCE OF 129.65 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF WHEELER RIDGE ROAD AS DESCRIBED IN THAT CERTAIN RELINQUISHMENT OF HIGHWAY RIGHT-OF-WAY RECORDED JANUARY 7, 1965 IN BOOK 3802, PAGE 296 OF OFFICIAL RECORDS OF SAID COUNTY RECORDER; THENCE SOUTH 04°07'28” EAST, ALONG SAID WESTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 2,579.29 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 04°07'28” EAST, ALONG SAID WESTERLY LINE, A DISTANCE OF 824.60 FEET TO A POINT ON THE EAST-WEST MID-SECTION LINE OF SAID SECTION 31; THENCE LEAVING SAID WESTERLY LINE, NORTH 84°01'30” WEST, ALONG SAID MID-SECTION LINE, A DISTANCE OF 427.10 FEET TO THE CENTER OF SAID SECTION; THENCE CONTINUING ALONG SAID MID-SECTION LINE, NORTH 84°01'09" WEST, A DISTANCE OF 969.37 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF STATE ROUTE VI-KER-5 AS DESCRIBED IN THE FINAL ORDER OF CONDEMNATION RECORDED MAY 4, 1962 IN BOOK 3493, PAGE 99 OF OFFICIAL RECORDS OF SAID COUNTY; THENCE NORTH 14°29'54" WEST, ALONG SAID EASTERLY RIGHT-OF-WAY LINE, A DISTANCE OF 897.16 FEET; THENCE LEAVING SAID EASTERLY RIGHT-OF-WAY LINE, SOUTH 82°58'20" EAST, A DISTANCE OF 1,565.93 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM (I) ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, ALL GOLD, SILVER, PRECIOUS AND SEMI-PRECIOUS METALS, STONES AND OTHER SIMILAR MINERALS, ALL SAND, GRAVEL, ROCK, CONCRETE AGGREGATE AND OTHER SIMILAR MATERIALS, AND ALL OTHER HYDROCARBONS, MINERALS OR MATERIALS, OR PRODUCTS THEREOF, OF WHATEVER KIND OR CHARACTER (COLLECTIVELY "MINERALS”), WHETHER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED (IT BEING INTENDED THAT THE WORD "MINERALS" AS USED HEREIN SHALL BE DEFINED IN THE BROADEST SENSE OF THE WORD AND SHALL INCLUDE, WITHOUT LIMITATION, ALL HYDROCARBONS, MINERALS OR MATERIALS, OR PRODUCTS THEREOF, METALLIC AND NONMETALLIC, SOLID, LIQUID OR GASEOUS), WHICH ARE UPON, IN, UNDER OR MAY BE PRODUCED FROM THE PROPERTY; (II) ALL SALT WATER WHICH IS IN, UNDER OR MAY BE PRODUCED FROM THE PROPERTY; (III) THE EXCLUSIVE RIGHT, BY WHATEVER METHODS NOW OR HEREAFTER KNOWN, AS GRANTOR, OR ITS SUCCESSORS AND ASSIGNS, MAY DEEM ADVISABLE, TO PROSPECT FOR, INVESTIGATE FOR, EXPLORE FOR, DRILL FOR, PRODUCE, MINE, EXTRACT, REMOVE AND REDUCE TO POSSESSION AND OWNERSHIP, ALL MINERALS AND SALT WATER WHICH ARE UPON, IN, UNDER OR MAY BE PRODUCED FROM THE PROPERTY; (IV) THE EXCLUSIVE RIGHT TO DRILL INTO AND THROUGH THE PROPERTY TO EXPLORE FOR AND THEREAFTER PRODUCE AND EXTRACT MINERALS WHICH MAY BE PRODUCED FROM NEIGHBORING

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FINAL VERSION

LANDS; (V) THE EXCLUSIVE RIGHT TO PRODUCE AND EXTRACT MINERALS BY REPRESSURING THE SUBSURFACE SANDS AND STRATA WITH FLUIDS OR GASES OR BY SUCH OTHER METHOD OR METHODS AS GRANTOR, OR ITS SUCCESSORS AND ASSIGNS, MAY DEEM ADVISABLE, AND TO INJECT IN AND STORE AND THEREAFTER REMOVE SUCH FLUIDS AND GASES, WHETHER OR NOT INDIGENOUS TO THE PROPERTY; (VI) THE RIGHT AT ALL TIMES, AND WITHOUT CHARGE, TO INVESTIGATE FOR, EXPLORE FOR, DRILL FOR, PRODUCE, REMOVE AND REDUCE TO POSSESSION AND OWNERSHIP, THOSE QUANTITIES OF FRESH WATER FROM AQUIFERS UNDERLYING THE PROPERTY DEEMED NECESSARY BY GRANTOR, OR ITS SUCCESSORS AND ASSIGNS, TO USE IN PROSPECTING, EXPLORING, DRILLING, MINING, PRODUCING, EXTRACTING AND REMOVING (INCLUDING, WITHOUT LIMITATION, TO USE IN UNIT OPERATIONS, WATER FLOOD, THERMAL OR OTHER SECONDARY RECOVERY METHODS NOW OR HEREAFTER KNOWN), OR OTHER OPERATIONS IN CONNECTION WITH THE FULL ENJOYMENT AND EXERCISE OF THE RIGHTS HEREIN EXCEPTED AND RESERVED; AND (VII) THE RIGHT TO EXERCISE ALL RIGHTS HEREIN EXCEPTED AND RESERVED AND ANY AND ALL OTHER RIGHTS UPON THE PROPERTY INCIDENTAL TO OR, CONVENIENT, WHETHER ALONE OR CO-JOINTLY WITH NEIGHBORING LANDS, IN EXPLORING FOR, PRODUCING AND EXTRACTING THE MINERALS AND SALT WATER HEREIN EXCEPTED AND RESERVED.

ALSO EXCEPTING THEREFROM (I) ALL WATER, INCLUDING GROUNDWATER, AND ALL WATER RIGHTS, WHETHER CHARACTERIZED AS RANCHO RIGHTS, RIPARIAN, OVERLYING, CORRELATIVE, APPROPRIATE, PRESCRIPTIVE OR OTHERWISE, AND WHETHER OR NOT APPURTENANT, AND WHETHER ON THE SURFACE, BELOW THE SURFACE OR BORDERING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE RESERVATION OF ALL RIGHTS TO DIVERT WATER FROM WATER SOURCES ON THE PROPERTY AND TO PUMP, TAKE OR OTHERWISE EXTRACT OR USE GROUNDWATER FROM BELOW THE SURFACE OF THE PROPERTY, THROUGH WELLS ACCESSING ANY WATER TABLE OR BASIN UNDERLYING THE PROPERTY, WHETHER SUCH GROUNDWATER IS PERCOLATING OR LOCATED IN AN UNDERGROUND CHANNEL, AND WHETHER SUCH WATER IN NATIVE OR FOREIGN; (II) ANY SHARES OF STOCK EVIDENCING ANY SUCH WATER RIGHTS; AND (III) ALL FIXTURES AND EQUIPMENT NOW USED FOR THE PRODUCTION OR DISTRIBUTION OF WATER ON, OR FOR THE IRRIGATION OR DRAINAGE OF, THE PROPERTY. THIS RESERVATION APPLIES WHETHER SUCH RIGHTS WERE HISTORICALLY EXERCISED OF REMAIN INCHOATE, AND WHETHER SUCH RIGHTS HAVE BEEN ADJUDICATED, AS RESERVED IN THE DEED FROM TEJON RANCHCORP RECORDED JANUARY 14, 2008, AS DOCUMENT No. 0208005797 OF OFFICIAL RECORDS.

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FINAL VERSION

EXHIBIT "C"
PRE-DEVELOPMENT BUDGET
[To Be Provided]

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FINAL VERSION

EXHIBIT "D"
CONTRIBUTION AGREEMENT
[To Be Attached]

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FINAL VERSION

EXHIBIT "E"
CONSTRUCTION CONTRACT
[To Be Provided By Majestic]

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FINAL VERSION

EXHIBIT "F"
LIST OF PRE-APPROVED CONSULTANTS

•	McIntosh & Associates – civil engineering, land division, easements, studies

•	Advantec Consulting Engineers – traffic studies, traffic impact, CalTrans liaison

•	W&S Consultants – cultural assessments, mitigation, monitoring

•	Dudek – wildlife biology assessments, mitigation, monitoring

•	PetroTECH Resources – petroleum engineering, DOGGR liaison

•	Soils Engineering or Krazan & Associates - Geotech

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FINAL VERSION

EXHIBIT "G"
MASTER DEVELOPER WORK

•	Widening of the western edge of Wheeler Ridge Road by approximately twelve (12) feet, including paving the shoulder, and installing curb, gutter, sidewalk, and landscaping.

•	Construction of a left turn pocket within the existing median on Wheeler Ridge Road at the southern entry into the Property.

•	Installation of any traffic signals required for entrances to and exits from the Property.

•	Coordination of any utility connections required for the Project.

•	Any additional work specified as Master Developer work in the Development Plan (and any amendments thereto).

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FINAL VERSION

EXHIBIT "H"
RIGHT OF FIRST REFUSAL
Except for transfers permitted by Sections 6.02(a), (b), (c), (d) and (e) each time a Member (an "Offeror") proposes to voluntarily transfer, assign, convey, sell, or otherwise dispose of its entire Interest (an "Offered Interest"), such Offeror shall first offer such Offered Interest to the non-transferring Member in accordance with the following provisions:
(a)    The Offeror shall deliver a written notice (the "Offer Notice") to the non-transferring Member stating (i) such Offeror's bona fide intention to transfer the Offered Interest, (ii) the name and address of the proposed transferee, and (iii) the purchase price and terms of payment for which the Offeror proposes to transfer the Offered Interest. The Offer Notice shall constitute a revocable offer by the Offeror to sell the Offered Interest to the other Member on the terms and conditions set forth in this Exhibit "H."
(b)    Within thirty (30) days after receipt of the Offer Notice, the non-transferring Member shall have the right, but not the obligation, to elect to purchase the entire Offered Interest for the price and upon the terms and conditions set forth in the Offer Notice by delivering written notice of such election (the "Purchase Election") to the Offeror. The failure of non-transferring Member to submit a notice within such thirty (30) day period shall constitute an irrevocable rejection of the offer made by the Offeror to sell the Offered Interest to the non-transferring Member.
(c)    If the non-transferring Member timely elects to purchase the entire Offered Interest prior to the Offeror's written revocation of the Offer, then the closing for the Offered Interest shall be made upon the terms and conditions set forth in the Offer Notice including, without limitation, price, terms of payment and closing date; provided, however, if the terms of the proposed transfer include the payment by the Offeror of a commission, then the purchase price shall be reduced by the amount of such commission. The Offeror and the non-transferring Member shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate the transfer. Notwithstanding any other provisions of this Exhibit "H," the Offeror shall make the representations and warranties set forth in Section 8.07 of the Agreement at the closing for the purchase and sale of the Offered Interest.
(d)    If the non-transferring Member does not timely elect to purchase the entire Offered Interest (or if the non-transferring Member breaches its obligation to purchase the entire Offered Interest), then the Offeror may transfer the entire Offered Interest to the proposed transferee described in the Offer Notice, provided such transfer (i) is completed within ninety (90) days after the expiration of the non-transferring Member's right to purchase the Offered

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FINAL VERSION

Interest (or within 90 days following the breach by the non-transferring Member of its obligation to purchase the entire Offered Interest, if applicable), (ii) is made at the price and on terms and conditions no less favorable to the Offeror than as described in the Offer Notice, (iii) would not constitute a default or breach by the Company under any loan agreement or document to which the Company is a party (unless the lender consents to such transfer), and (iv) the requirements of Section 6.03 are met. If the Offered Interest is not so transferred within such ninety (90)-day period, then the Offeror shall be required to comply again with the provisions of this Exhibit "H" prior to voluntarily transferring, assigning, conveying, selling or otherwise disposing of the Offered Interest to any Person (except for any transfer to any Person permitted by Sections 6.02(a), (b), (c) (d) and (e) above). In addition, in the event of a breach by the non-transferring Member of its obligation to purchase, such non-transferring Member shall not have a right to elect to purchase an Offered Interest with respect to a transfer of an Interest which is consummated within one (1) year after such breach.
(e)    If any transferee purchases an Interest pursuant to the procedure described in this Exhibit "H," then such transferee shall be admitted to the Company as a substituted member upon the closing of such purchase and sale and the satisfaction of the requirements of Section 6.03.

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FINAL VERSION